UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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Filed by a Party other than the Registrant
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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Turtle Beach Corporation
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

TURTLE BEACH
CORPORATION

TURTLE BEACH

2024

PROXY STATEMENT

Terry Jimenez Chairman of the Board

Turtle Beach 2024 Stockholder Letter

April 29, 2024

Dear Fellow Turtle Beach Stockholders:

We are pleased to invite you to the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Turtle Beach Corporation (“we,” us,” or “Turtle Beach”). Details regarding how to participate in the webcast of the Annual Meeting and the business to be conducted at the Annual Meeting are provided in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

At the Annual Meeting, we will ask you to: (1) elect eight director nominees named in the attached proxy statement to our Board of Directors (the “Board”); (2) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024; and (3) approve, on a non-binding advisory basis, the compensation of our named executive officers. At the Annual Meeting, which will be held virtually, you will be able to vote your shares electronically and submit your questions.

The Board unanimously recommends that you vote “FOR” the election of Terry Jimenez, L. Gregory Ballard, Cris Keirn, David Muscatel, Katherine L. Scherping, Julia W. Sze, Andrew Wolfe, Ph.D., and William Wyatt.

Whether you intend to virtually attend the Annual Meeting or not, we hope you will vote as soon as possible.

Thank you for being a stockholder of Turtle Beach. We believe the future is bright as we execute on our proven strategy to drive growth and build on our innovative expansion of gaming categories and products. We appreciate your continued partnership and support.

Sincerely,

/s/ Terry Jimenez

Terry Jimenez

Chairman of the Board

Turtle Beach Corporation

44 South Broadway, 4th Floor White Plains, New York 10601

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Virtual Meeting Only www.virtualshareholdermeeting.com/ HEAR2024	Meeting on: Tuesday, June 11, 2024	12:00 P.M. ET	For Stockholders as of: Close of Business April 25, 2024

Dear Stockholder:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Turtle Beach Corporation (“we,” “us,” or the “Company”), which will be held online at 12:00 p.m. Eastern Time on June 11, 2024. We will hold our Annual Meeting in a virtual meeting format only via the Internet (no in-person meeting). As a result, more stockholders will be able to participate without traveling. Stockholders will be able to listen, vote, and submit questions from any remote location with Internet connectivity. Information on how to participate in the Annual Meeting can be found on the first page of the accompanying proxy statement (the “Proxy Statement”). The Annual Meeting will be accessible at www.virtualshareholdermeeting.com/HEAR2024. At the Annual Meeting, we will ask you to:

1.	Vote to elect eight members to the Board of Directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified (Item 1);

2.	Vote to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Item 2);

3.	Vote in an advisory manner on the compensation of our named executive officers (“Named Executive Officers”) (Item 3).

We will also ask you to transact such other business that is properly brought in front of and presented at the Annual Meeting and any adjournments or postponements thereof.

Additional details regarding the Annual Meeting, the business to be conducted, and information about the Company that you should consider when you vote your shares are described in the accompanying Proxy Statement. You may vote if you were a record owner of Turtle Beach Corporation common stock, par value $0.001 per share (the “Common Stock”), at the close of business on April 25, 2024.

All stockholders are cordially invited to virtually attend the Annual Meeting. You will be able to virtually attend and participate in the Annual Meeting, vote your shares electronically, and submit your questions during the meeting by visiting the website address listed above on the meeting date and time described in the accompanying Proxy Statement. Whether you plan to virtually attend the Annual Meeting or not, it is important that your shares be represented at the Annual Meeting, regardless of the number of shares you may hold. Even though you may plan to attend the Annual Meeting virtually, please promptly vote using one of the following methods:

1.	by telephone, by calling the toll-free telephone number printed on your Notice of Internet Availability of Proxy Materials;

2.	via the Internet, by accessing the website address printed on your Notice of Internet Availability of Proxy Materials; or

3.	by mail, by completing, signing and dating your Proxy Card and mailing it (if you received a printed copy of the proxy materials).

Voting by any of these methods will not prevent you from attending the Annual Meeting. You may change or revoke your proxy at any time before it is voted. Your vote is extremely important, and we appreciate you taking the time to vote promptly.

If your brokerage firm, bank, broker-dealer or other similar organization is the holder of record of your shares (i.e., your shares are held in “street name”), you will receive a voting instruction form from the holder of record. You must provide voting instructions by filling out the voting instruction form in order for your shares to be voted. We recommend that you instruct your broker or other nominee to vote your shares in the manner directed by them.

The Board of Directors of the Company (the “Board”) strongly and unanimously recommends that you vote “FOR” the election of Terry Jimenez, L. Gregory Ballard, Cris Keirn, David Muscatel, Katherine L. Scherping, Julia W. Sze, Andrew Wolfe, Ph.D., and William Wyatt as directors of the Company, “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, and “FOR” the compensation of the Named Executive Officers.

The nominees of the Board for election as directors of the Company are listed in the accompanying Proxy Statement and Notice of Internet Availability of Proxy Materials. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, REGARDLESS OF WHETHER OR NOT YOU PLAN TO VIRTUALLY ATTEND. ACCORDINGLY, AFTER READING THE ACCOMPANYING PROXY STATEMENT, PLEASE FOLLOW THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS AND PROMPTLY SUBMIT YOUR PROXY BY INTERNET, TELEPHONE OR PROXY CARD (IF YOU RECEIVED A PRINTED COPY OF THE PROXY MATERIALS). PLEASE NOTE THAT EVEN IF YOU PLAN TO VIRTUALLY ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU VOTE PRIOR TO THE ANNUAL MEETING TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. EVEN IF YOU VOTE YOUR SHARES PRIOR TO THE ANNUAL MEETING, IF YOU ARE A RECORD HOLDER OF SHARES, OR A BENEFICIAL HOLDER WHO OBTAINS A “LEGAL” PROXY FROM YOUR BROKER, BANK, TRUSTEE, OR NOMINEE, YOU STILL MAY VIRTUALLY ATTEND THE ANNUAL MEETING AND VOTE YOUR SHARES.

Regardless of the number of shares of Common Stock of the Company that you own, your vote will be important. Thank you for your continued support, interest and investment in Turtle Beach Corporation.

A Notice of Internet Availability of Proxy Materials will be first sent or made available to our stockholders on or about April 29, 2024, and the proxy materials relating to the Annual Meeting will first be made available on or about the same date.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

JUNE 11, 2024.

We have elected to furnish our Proxy Statement and our 2023 Annual Report (the “Annual Report”) to certain of our stockholders over the Internet pursuant to the U.S. Securities and Exchange Commission (“SEC”) rules.

Beginning on April 29, 2024, we will release to certain stockholders the Notice of Internet Availability of Proxy Materials containing instructions on how to access the Proxy Statement and Annual Report online. The Notice of Internet Availability of Proxy Materials contains instructions as to how you may elect to receive printed copies of the Proxy Statement and the Annual Report. For stockholders who have elected to receive printed copies of our proxy materials, the Proxy Statement and Annual Report will first be mailed on or about April 29, 2024.

This Notice of Annual Meeting of Stockholders provides an overview of the matters to be voted upon at the Annual Meeting. The Notice of Internet Availability of Proxy Materials, Proxy Statement, and the Company’s Annual Report to Stockholders (which includes the Company’s Annual Report on Form 10-K for the year ended December 31, 2023) contain important information and are available free of charge at www.viewourmaterial.com/HEAR. Information on this website, other than the accompanying Proxy Statement, is not a part of the accompanying Proxy Statement.

Only stockholders who held our Common Stock, par value $0.001 per share, as of the close of business on April 25, 2024 (the “Record Date”), are entitled to receive notice of, and vote at, the Annual Meeting.

Please vote as soon as possible. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting, as your proxy is revocable at your option. If you do not plan on voting at the Annual Meeting, please submit your proxy prior to 11:59 p.m., Eastern Time, on June 10, 2024.

********************

The accompanying Proxy Statement provides a detailed description of the business to be conducted at the Annual Meeting. We urge you to read the accompanying Proxy Statement, including any appendices, carefully and in their entirety.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Terry Jimenez

Terry Jimenez

Chairman of the Board

April 29, 2024

i

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About The Meeting

TURTLE BEACH CORPORATION

44 South Broadway, 4th Floor

White Plains, New York 10601

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 11, 2024

ABOUT THE MEETING

When will the Annual Meeting be held?

The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Turtle Beach Corporation (the “Company”) with be held virtually via live website on Tuesday, June 11, 2024 at 12:00 p.m. Eastern Time.

Why am I being provided with access to these proxy materials?

We are required by the U.S. Securities and Exchange Commission (the “SEC”) to give you, or provide you access to, this Proxy Statement because the Board of Directors of the Company (the “Board”) is soliciting your proxy to vote your shares of Turtle Beach Corporation common stock, par value $0.001 per share (“Common Stock”), at the Annual Meeting. This Proxy Statement summarizes the information you need in order to vote at the Annual Meeting.

What is a proxy?

A proxy is your designation of another person to vote shares of Common Stock you own. If you designate someone as your proxy in a written document, that document is also called a proxy, a form of proxy, or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. Terry Jimenez and John T. Hanson have been designated on behalf of the Board as the proxies to cast the vote of the Company’s stockholders at the Annual Meeting.

How do I attend the Annual Meeting virtually?

The Company will hold the Annual Meeting in a virtual meeting format only, and stockholders will not be able to attend the Annual Meeting in person. Stockholders may participate online in the virtual meeting by visiting www.virtualshareholdermeeting.com/HEAR2024. All stockholders participating online will be in listen-only mode but will have an opportunity to submit questions and vote.

What is a Notice of Internet Availability of Proxy Materials?

In accordance with rules adopted by the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are permitted to furnish our proxy materials, including the Notice of Annual Meeting of Stockholders, this Proxy Statement, and our Annual Report to Stockholders, which includes a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Annual Report”), by providing access to such documents over the Internet. Unless requested, stockholders will not receive printed copies of the proxy materials.

We began mailing a Notice of Internet Availability of Proxy Materials on or around April 29, 2024 to holders of record of shares of our Common Stock at the close of business on April 25, 2024. At the same time, we provided those stockholders with access to our online proxy materials and filed our proxy materials with the SEC. The Notice of Internet Availability of Proxy Materials contains information on how to access the Notice of Annual Meeting of Stockholders, the Proxy Statement, the form of proxy card (the “Proxy Card”), and the Annual Report, over the Internet, as well as instructions on how to request a paper copy of the proxy materials. Registered stockholders who prefer to receive a paper copy of the proxy materials must follow the instructions provided in the Notice of Internet Availability of Proxy Materials for requesting such materials.

The Notice of Internet Availability of Proxy Materials only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it. The Notice of Internet Availability of Proxy

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About The Meeting

Materials provides instructions on how to cast your vote. If you wish to request a paper copy of the proxy materials for the Annual Meeting, you may (1) visit www.ProxyVote.com, (2) call 1+ (800) 579-1639, or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated on the Notice of Internet Availability of Proxy Materials) in the subject line.

Please make the request as instructed above on or before May 28, 2024 to facilitate timely delivery of the proxy materials.

A notice that directs beneficial owners of our shares to the website where they can access our proxy materials is to be forwarded to each beneficial stockholder by the brokerage firm, bank or other holder of record that is considered the registered owner with respect to the shares of the beneficial stockholder. Such brokerage firm, bank or other holder of record is to also provide each beneficial owner of our shares with instructions on how the beneficial stockholder may request a paper or e-mail copy of our proxy materials.

What can I do if I need technical assistance during the Annual Meeting?

If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call or email the technical support team using the contact information provided in the reminder email that will be sent the night before the Annual Meeting.

If I cannot attend the Annual Meeting, can I vote or listen to it later?

You do not need to virtually attend the online Annual Meeting to vote if you submitted your vote via proxy in advance of the meeting. Whether or not stockholders plan to virtually attend the Annual Meeting, we urge stockholders to vote and submit their proxy in advance of the Annual Meeting by one of the methods described in the proxy materials. You cannot vote after the polls close at the Annual Meeting. A recording of the meeting will not be available.

Who can vote?

Only stockholders of record as of the close of business on April 25, 2024 (the “Record Date”) are entitled to vote. On that day, approximately 21,522,744 shares of Common Stock, were outstanding and eligible to vote, and there were approximately 943 record holders. Each share is entitled to one vote on each matter presented at the Annual Meeting. The actual number of shares of Common Stock outstanding and eligible to vote on the Record Date will be reported in the Company’s Current Report on Form 8-K, which will report the results of the Annual Meeting.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding not less than 50 percent of the outstanding shares entitled to vote are present at the Annual Meeting virtually or represented by proxy. Thus, the holders of approximately 10,761,372 shares must be present virtually or represented by proxy at the Annual Meeting to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you are present virtually at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the Chairman of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting virtually or represented by proxy may adjourn the Annual Meeting to another date.

What am I voting on?

There are three matters scheduled for a vote:

Item 1:	The election of eight members to the Board to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Item 2:	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Item 3:	An advisory vote on the compensation of our named executive officers (the “Named Executive Officers”).

What if another matter is properly brought before the Annual Meeting?

We do not expect that any other items of business will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. However, by completing, signing, dating and returning a Proxy Card (if you received a

2024 Proxy Statement	2

About The Meeting

printed copy of the proxy materials) or submitting your proxy or voting instructions over the Internet or by telephone, you will give to the persons named as proxies on the Proxy Card discretionary voting authority with respect to any matter that may properly come before the Annual Meeting, and of which we did not have notice at least by April 11, 2024 (i.e., 45 days before the date one year after the date on which the Company first sent its proxy materials for its 2023 annual meeting of stockholders) and such persons named as proxies intend to vote on any such other matter in accordance with the instructions of the Board (to the extent permitted by Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

How do I vote?

Your vote is very important. Your shares can only be voted at the Annual Meeting if you are present virtually or represented by proxy. Whether or not you plan to virtually attend the Annual Meeting, you are encouraged to vote by proxy to ensure that your shares will be represented.

Registered stockholders can choose among the following methods to vote:

Via the Internet—Stockholders can vote by voting their shares via the Internet as instructed on the website identified in the Notice of Internet Availability of Proxy Materials. The Internet procedures are designed to authenticate a stockholder’s identity to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. Internet voting for stockholders of record is available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 10, 2024. Have your Proxy Card (if you requested a printed copy of the proxy materials) or Notice of Internet Availability of Proxy Materials in hand when you access the website and follow the instructions to obtain your records and create an electronic voting form.

By Telephone—Call 1-800-690-6903. Telephone voting for stockholders of record is available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 10, 2024. Have your Proxy Card (if you requested a printed copy of the proxy materials) or Notice of Internet Availability of Proxy Materials in hand when you call and follow the instructions.

By Mail—Stockholders that received a printed copy of the proxy materials may elect to vote by mail by completing, signing and dating their Proxy Card and mailing it in the pre-addressed envelope that accompanies the delivery of the Proxy Card. Proxy Cards submitted by mail must be received prior to the Annual Meeting in order for your shares to be voted.

At the Annual Meeting—Shares held in your name as the stockholder of record may be voted by you virtually at the Annual Meeting.

If your shares are held in “street name,” you will receive a voting instruction form from the holder of record. You must provide voting instructions to the holder of record in order for your shares to be voted on any proposal with respect to which your broker does not have discretionary authority. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares virtually at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.

If you vote via the Internet, by telephone or by mailing a Proxy Card (if you requested a printed copy of the proxy materials), we will vote your shares as you direct. For the election of directors (Item 1), you may specify whether your shares should be voted for all, some or none of the nominees for director listed. With respect to the ratification of our audit committee’s (the “Audit Committee”) appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024 (Item 2), and the approval of the compensation of our Named Executive Officers (Item 3), you may vote “for,” “against,” or abstain from the ratification of Item 2 or the approval of Item 3.

How can I vote my shares without attending the Annual Meeting virtually?

To vote your shares without virtually attending the Annual Meeting, please follow the instructions for Internet or telephone voting in the proxy materials. If you received a printed copy of the proxy materials, you may also vote by signing and submitting your Proxy Card and returning it by mail, if you are the stockholder of record, or by signing the voter instruction form provided by your bank or broker and returning it by mail, if you are the beneficial owner but not the stockholder of record. This way your shares will be represented whether or not you are able to virtually attend the Annual Meeting.

3

About The Meeting

How does the Board recommend I vote?

The Board unanimously recommends the following votes:

FOR each of the Board’s nominees for election to the Board to serve until the annual meeting of stockholders in 2025 and until their successors are duly elected and qualified (Item 1);

FOR the ratification of the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024 (Item 2);

FOR advisory approval of the compensation of our Named Executive Officers as disclosed in this Proxy Statement (Item 3).

Can I change my vote after submitting my proxy? What if I return a proxy card or otherwise vote but do not make specific choices?

You may revoke or change a previously delivered proxy at any time before the Annual Meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to the Secretary of the Company at the Company’s principal executive offices before the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting virtually, although attendance at the Annual Meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions. You may also vote virtually at the Annual Meeting if you obtain a legal proxy as described above. Unless properly revoked, properly executed and delivered proxies that are received before the Annual Meeting’s adjournment will be voted in accordance with the directions provided. If no directions are provided on such properly executed and delivered proxy, those shares will be voted by one of the individuals named as a proxy on your proxy card as recommended by the Board, as stated in this Proxy Statement (1) “FOR” each of our director nominees, (2) “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024, and (3) “FOR” the advisory approval of executive compensation for our Named Executive Officers. If you wish to give a proxy to someone other than those named on the proxy card, you should cross out those names and insert the name(s) of not more than three people to whom you wish to give your proxy.

Do I have appraisal or dissenters’ rights?

You will have no right to dissent and obtain payment for your shares in connection with any of the Items 1, 2, or 3 set forth in this Proxy Statement.

2024 Proxy Statement	4

About The Meeting

How many votes are needed to approve each of Items 1, 2, and 3? How are votes counted? What are broker non-votes?

Proposal	Voting Options	Board Recommendation	Vote Required	Effect of Abstentions and Broker Non-Votes

Item 1 – Election of Directors: ➢ Terry Jimenez, ➢ L. Gregory Ballard, ➢ Cris Keirn, ➢ David Muscatel, ➢ Katherine L. Scherping, ➢ Julia W. Sze, ➢ Dr. Andrew Wolfe, and ➢ William Wyatt.	➢ “FOR” one or more nominees; ➢ “AGAINST” one or more nominees; or ➢ “ABSTAIN” from one or more nominees	➢ “FOR” all nominees	➢ Majority of the votes cast: the individuals who receive more “FOR” votes than “AGAINST” votes will be elected	➢ Abstention: No effect ➢ Broker non-vote: No effect

Item 2 – Ratification of the appointment of our independent public accounting firm for 2024:	➢ “FOR”; ➢ “AGAINST”; or ➢ “ABSTAIN”	➢ “FOR”	➢ Majority of the votes cast	➢ Abstention: No effect ➢ Broker non-vote: Not-applicable, as this is a routine matter. Your broker, bank or nominee may vote in its discretion

Item 3 – Advisory vote on compensation paid to named executive officers for 2023:	➢ “FOR”; ➢ “AGAINST”; or ➢ “ABSTAIN”	➢ “FOR”	➢ Majority of the votes cast	➢ Abstention: No effect ➢ Broker non-vote: No effect

The Annual Meeting will be held if a quorum is represented at the Annual Meeting virtually or by proxy.

If you are a stockholder whose shares are not registered in your name and instead are held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name.” Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in “street name,” the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of Nasdaq, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested) and executive compensation, as well as the advisory stockholder votes on executive compensation.

Our bylaws, as amended (the “Bylaws”), provide that, in an uncontested election of directors at any meeting of the stockholders, provided a quorum is present, each nominee for director must be elected by a majority of the votes validly cast. For the avoidance of doubt, in Item 1, a director nominee will be elected if the votes validly cast FOR such nominee’s election exceed the votes validly cast AGAINST such nominee’s election. Broker non-votes and abstentions will not be included in the total votes cast and will not affect the results of the vote on this item.

For Item 2, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, the item must receive more FOR votes than AGAINST votes in order to be approved. Item 2 is considered a

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About The Meeting

“routine” item, so brokers will have the discretion to vote uninstructed shares on behalf of beneficial owners with respect to this item. Therefore, broker non-votes are not expected to exist for this item, although a broker may otherwise fail to submit a vote. Failures by brokers to vote and abstentions will not be included in the total votes cast and will not affect the results of the vote on this item.

For Item 3, the advisory approval of Named Executive Officer compensation, the item must receive more FOR votes than AGAINST votes in order to be approved. Because your vote is advisory, it will not be binding on the Board or the Company. Broker non-votes and abstentions will not be included in the total votes cast and will not affect the results of the vote on this item.

Who will count the vote?

Broadridge Financial Solutions, Inc. will serve as master tabulator and will act as the inspector of the elections.

Where can I find the results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K within four (4) business days of the Annual Meeting.

Who will pay for the solicitation of proxies?

The costs and expenses of the Board’s soliciting of proxies, including the mailing the Notice of Internet Availability of Proxy Materials (or, if applicable, paper copies of this Proxy Statement, the Notice of Annual Meeting of Stockholders, the proxy card, and the Annual Report), as well as the cost of forwarding such material to the beneficial owners of stock, except for some costs associated with individual stockholders’ use of the Internet or telephone, and postage, and any additional information furnished to stockholders will be borne by the Company. Solicitation of proxies may be in person, by telephone, facsimile, electronic mail, or personal solicitation by our directors, officers, or staff members. Other than the persons described in this Proxy Statement, no general class of employee of the Company will be employed to solicit stockholders in connection with this proxy solicitation. However, in the course of their regular duties, our employees, officers, and directors may be asked to perform clerical or ministerial tasks in furtherance of this solicitation. None of these individuals will receive any additional or special compensation for doing this, but they may be reimbursed for reasonable out-of-pocket expenses. We may reimburse brokers and others holding stock in their names or in the names of nominees for their reasonable out-of-pocket expenses in sending proxy materials to principals and beneficial owners.

Who is soliciting this proxy?

Solicitation of proxies is made on behalf of the Board. Proxies will be solicited on behalf of the Board by the Company’s directors, director nominees, and certain executive officers and other employees of the Company.

Who should I call if I have questions or need assistance voting my shares?

If you have questions about the Annual Meeting or need assistance voting your shares, requests should be directed as described to:

Turtle Beach Corporation

c/o Gateway Investor Relations

4685 MacArthur Court, Suite 400

Newport Beach, California 92660

Attn: Alex Thompson

Phone: (949) 574-3860

2024 Proxy Statement	6

Corporate Governance

CORPORATE GOVERNANCE

In accordance with the Nevada Revised Statutes and the Company’s Articles of Incorporation, as amended, and our Bylaws, the Board has oversight of the affairs of the Company. Although the Company’s non-management directors are not involved in the day-to-day operating details, they are kept informed of the Company’s business through reports and materials provided to them regularly, as well as by operating, financial and other reports presented by the officers of the Company at meetings of the Board and committees of the Board.

Board Leadership Structure

The Board is responsible for the control and direction of the Company. The Board represents the stockholders, and its primary purpose is to build long-term stockholder value. Our Chairman of the Board is selected by the Board and is Terry Jimenez, who presides over the meetings of the Board. The Board believes that this leadership structure improves the Board’s ability to focus on key policy and operational issues and helps the Company operate efficiently in the long-term interests of stockholders. The Board has determined that each of Terry Jimenez, L. Gregory Ballard, Katherine L. Scherping, Julia W. Sze, Andrew Wolfe, Ph.D., and William Wyatt are “independent” as defined in the Nasdaq listing standards.

The Board’s Role in Environmental, Social, & Governance (“ESG”) Oversight

ESG matters have long been a vital part of our culture and are important to the long-term success of our business. We continued to strengthen and focus our ESG efforts in 2023. These efforts include assessing our environmental and social impacts, establishing an appropriate governance structure, and mitigating our negative impacts when possible.

Based on an analysis of our business, we have adopted specific ESG goals and initiatives to improve our ESG performance, meet our customers’ expectations, and share relevant ESG information with our stakeholders. We referenced the United Nations Sustainable Development Goals when developing these goals and initiatives.

Specifically, we seek to:

1.	Develop innovative new products with lower environmental impacts while updating existing products to reduce environmental impacts;

2.	Integrate relevant ESG targets and initiatives into our operations;

3.	Identify potential ESG risks and opportunities; and

4.	Promote transparency with customers, employees, and other stakeholders by sharing our ESG goals, initiatives, and progress.

Environmental — We seek to operate in an environmentally sustainable manner and are doing so through several initiatives.

Corporate Office Emissions. We annually track our Scope 1 and 2 carbon emissions from our corporate offices and aim to reduce Scope 1 and Scope 2 carbon emissions from our corporate offices significantly by 2028. Further, we are exploring ways to offset the remaining carbon emissions from our corporate offices.

Product Sustainability. We have also taken significant steps to improve the environmental sustainability of our products and their packaging. In early 2023, we launched our first line of CarbonNeutral® products—our Stealth 600 Gen 2 wireless gaming headsets in Teal and Pink colorways. We also began shipping many of our products – including the Stealth 600 and 700 Gen 2 wireless gaming headsets – in renewable packaging materials certified by Forest Stewardship Council® (FSC®). Our product packages also contain significantly reduced plastic (in certain cases up to a 90% reduction) as part of our ongoing efforts to reduce plastic use in our packaging. In addition, we continued to employ smaller product packaging in 2023 to allow for more efficient shipping, which reduces the carbon output associated with shipping our products.

Social — We are committed to providing a safe and healthy workplace for our employees, supporting our local communities through philanthropy and charity work, and working with our suppliers to implement our Manufacturer Code of Conduct. We believe it is important for our manufacturing partners to share similar values, and our Manufacturer Code of Conduct requires our manufacturing partners to adhere to established industry frameworks and global standards to ensure that our manufacturing partners are acting in ways that support our ESG goals.

In addition, we are committed to supporting the mental health and wellness of our employees through programs such as wellness benefits through our employer-sponsored medical plans, healthy workplace snacks, and flexible work policies that enable our employees to work from home as appropriate. Our 2023 company-wide fitness challenge and wellness initiatives earned a healthy workplace designation from our primary medical insurance provider.

7

Corporate Governance

We believe diversity in the workplace creates an environment where different perspectives lead to improved creativity, productivity, team member engagement, and overall employee happiness. We track diversity metrics through our recruiting process and include diversity statements in job postings on our website and on social media channels. We also support diversity on our Board as our Nominating and Governance Committee charter sets a goal of least two diverse directors (as contemplated by the Nasdaq listing rules) on our Board.

Governance — Our Board is responsible for the control and direction of the Company and is committed to the development of effective and transparent corporate governance practices. As part of this commitment, the Board reviewed and updated our longstanding Corporate Governance Principals and Guidelines in 2023 to provide an updated framework for the Company’s governance. In addition, the Board updated the Company’s ESG Policy in 2023 to reflect our latest strategies and objectives with respect to ESG matters.

The Nominating and Governance Committee has oversight over our ESG practices, goals, and their implementation. Our Nominating and Governance Committee charter formalizes this oversight. We have also established a management-level ESG Committee comprised of leaders from across the Company. The ESG Committee meets regularly to identify ESG risks and opportunities, establish and measure progress against ESG goals, and implement ESG initiatives. The ESG Committee reports directly to our Chief Executive Officer (“CEO”), who briefs the Nominating and Governance Committee in a manner consistent therewith.

You can learn more by visiting: corp.turtlebeach.com/play-with-purpose-with-turtle-beach/ and corp.turtlebeach.com/corporate-governance/esg/ and reading our latest ESG Report available on those websites. The information contained on our websites, including the foregoing ESG webpages and our ESG Report, is neither part of nor incorporated by reference into this Proxy Statement.

The Board’s Role in Risk Oversight

The entire Board has responsibility for the general oversight of risk, and the Board’s committees address and report to the Board on the primary and individual risk areas within their purview. Topics related to risk and risk management are regularly discussed at Board and Board committee meetings. Management identifies key risks facing the Company, the Board develops an enterprise risk management plan, and management updates the Board on those risk items quarterly. The Company’s senior management, consultants, and advisors make presentations to Board committees and the full Board as to the areas of principal risk, as well as on the processes that the Company has in place to identify, assess, and report such risks. The full Board has oversight of principal risks related to product manufacturing, market factors such as demand and market share, retail partners, and information security.

The Board committees report to the Board on their consideration of any principal risks within their respective areas of focus. The Audit Committee primarily oversees risks relating to or arising from financial and disclosure controls and procedures, and accounting and other financial matters. The Company’s Chief Financial Officer reports to the Audit Committee on such risks and related risk management, and the Company’s independent auditors regularly provide reports at Audit Committee meetings. The Compensation Committee considers whether the Company’s compensation policies and practices create risks that are reasonably likely to have a material adverse effect on its business or operations. The Nominating and Governance Committee oversees the Board’s composition, effectiveness, accountability, and evaluation of the performance of the Board, its committees, and individual directors. Its areas of responsibility include succession planning, the development of corporate governance principles and practices, and oversight of the Company’s ESG program.

Cybersecurity — Cybersecurity is an important part of the Board’s risk oversight. There are currently three directors with cybersecurity experience serving on the Board. Although the full Board retains responsibility for cybersecurity oversight, the Audit Committee has authority to immediately assess and manage a cybersecurity incident if one were to occur. The Company’s senior management briefs the Audit Committee and the Board periodically on cybersecurity matters and would promptly brief the Audit Committee if a cybersecurity incident occurred. The Company’s management also has day-to-day responsibility for managing cybersecurity risks. In addition to using industry-standard tools to monitor cybersecurity risks, management receives direct reporting of cybersecurity threats from our employees, who are trained annually on cyber security risks and reporting.

Independence

Our Common Stock is currently listed on the Nasdaq Global Market under the symbol “HEAR,” and therefore, our determination of the independence of directors is made using the definition of “independent director” contained in the Nasdaq listing standards. Based on information solicited from each director, the Board has determined that each of Terry Jimenez, L. Gregory Ballard, Katherine L. Scherping, Julia W. Sze, Andrew Wolfe, Ph.D., and William Wyatt is an

2024 Proxy Statement	8

Corporate Governance

independent director within the definition contained in the Nasdaq listing standards. In making its determinations regarding director independence, the Board considered, among other things:

•	any material relationships with the Company, its subsidiaries or its management, aside from such director’s service as a director;

•	transactions and agreements between the Company, on the one hand, and the directors and their respective affiliates, on the other hand;

•

transactions outside the ordinary course of business between the Company and companies at which some of its directors are or have been executive officers, partners or significant stockholders, and the amount of any such transactions with these companies; and

•	relationships among the directors with respect to common involvement with for-profit and non-profit organizations.

Conflicts of Interest and Corporate Governance Matters

Under our Code of Business Conduct and Ethics (“Code of Conduct”), no employee may serve as a director of any outside business concern, other than on behalf of the Company, without the written approval of the Company. In addition, no director may serve as an employee, officer, director, consultant or advisor, or permit any close relative to perform services as an officer or director, for any company that engages in the business of providing audio products such as headsets, speakers, sound-bars or other commercial audio products or gaming accessories. The Nominating and Governance Committee charter empowers the Nominating and Governance Committee to review the Company’s corporate governance principles at least once a year. There are no pre-determined limitations on the number of other boards of directors on which the directors of the Company may serve; however, the Board expects individual directors to use judgment in accepting other directorships and to allow sufficient time and attention to Company matters. There are no set term limits for directors.

There are no family relationships among any of our directors and/or executive officers. There are currently no legal proceedings, and during the past 10 years there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any of our directors.

Code of Business Conduct and Ethics

The Company is committed to ethical business practices. Our Code of Conduct applies to all of the Company’s employees, officers and directors, and our Senior Financial Employees Code of Ethics applies to the Company’s principal executive officer (“PEO”), principal financial officer and principal accounting officer within the meaning of the SEC regulations adopted under the Sarbanes-Oxley Act of 2002, as amended, as well as certain other senior financial employees. The Company’s Code of Conduct and Senior Financial Employees Code of Ethics can be found on the Company’s website at https://corp.turtlebeach.com/ under the headings “Corporate Governance—Code of Business Conduct and Ethics” and “Corporate Governance—Senior Financial Employees Code of Ethics”, respectively. The Company intends to post on its website any amendment to the Company’s Code of Conduct and Senior Financial Employees Code of Ethics. Please note that none of the information on the Company’s website is incorporated by reference in this Proxy Statement.

Anti-Hedging and Pledging Policy

Company policies prohibit any pledging or hedging activities in the Company securities by the Company’s executive officers, members of the Board and certain other Company employees. The prohibited activities include any pledge of Company securities, the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, transactions such as short sales, puts, or calls, and holding securities in a margin account.

Communications with the Board of Directors

If you would like to communicate with the Company’s directors, please send a letter to the following address: Turtle Beach Corporation, c/o Megan Wynne, Corporate Secretary, 44 South Broadway, 4th Floor, White Plains, New York 10601. The Company’s Corporate Secretary will review each such communication and forward a copy to the Board.

Meetings of the Board of Directors and Stockholders

It is the policy of the Board to meet at least quarterly. The Board held 32 meetings in 2023. In 2023, the Board also held regular executive sessions where non-management directors met without management participation. Each then-serving incumbent director attended at least 75% of the meetings of the Board and the committees on which he or she served in 2023. Each of our then-serving directors attended our annual meeting of stockholders in 2023 virtually. Under our Corporate Governance Principles and Guidelines, all directors are expected to attend the Company’s annual meetings of stockholders, except in the event of unavoidable or extenuating circumstances.

9

Corporate Governance

Committees of the Board of Directors

The Board has an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee.

Audit Committee —The Audit Committee operates under a written charter adopted by the Board, which is available on the Company’s website at https://corp.turtlebeach.com/ under the heading “Corporate Governance—Audit Committee Charter.” The Audit Committee’s primary purpose is to assist the Board in the oversight of the integrity of its accounting and financial reporting process, audits of the Company’s financial statements and its compliance with legal and regulatory requirements. The functions of the Audit Committee include, among other things: (i) hiring the Company’s independent registered public accounting firm to conduct the annual audit of the Company’s consolidated financial statements and monitoring its independence and performance; (ii) reviewing and approving the planned scope of the annual audit and the results of the annual audit; (iii) pre-approving all audit services and permissible non-audit services provided by the Company’s independent registered public accounting firm and establishing policies for such pre-approval; (iv) reviewing the significant accounting and reporting principles to understand their impact on the Company’s consolidated financial statements; (v) reviewing the Company’s internal financial, operating and accounting controls with management and the Company’s independent registered public accounting firm; (vi) reviewing with management and the Company’s independent registered public accounting firm, as appropriate, the Company’s financial reports, earnings announcements and its compliance with legal and regulatory requirements; (vii) establishing procedures for the treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and confidential submissions by the Company’s employees of concerns regarding questionable accounting or auditing matters; (viii) reviewing and approving related-party transactions; and (ix) reviewing and evaluating the Audit Committee charter.

It is the responsibility of the Audit Committee to maintain free and open communication among the Audit Committee, the independent registered public accounting firm, the internal audit function, and Company management. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain at the expense of the Company independent outside counsel or other experts or advisers as it deems necessary to carry out its duties. In addition, the Audit Committee periodically meets in executive session without management present. A detailed list of the Audit Committee’s functions is included in its charter, a copy of which can be found on the Company’s website. The Company maintains a policy that the Audit Committee review certain transactions in which the Company and its directors, executive officers, or their immediate family members are participants to determine whether a related person has a direct or indirect material interest in such transaction. The Audit Committee is responsible for reviewing and, if appropriate, approving or ratifying any such related party transaction. See the “Certain Relationships and Related Party Transactions” section of this Proxy Statement.

The current members of the Audit Committee are Ms. Scherping, Mr. Ballard, and Dr. Wolfe. Ms. Scherping serves as the Chair of the Audit Committee. The Board has determined that each member of the Audit Committee is “financially literate” and “independent” as defined in the applicable Nasdaq listing standards and the applicable rules under the Exchange Act. In addition, the Board has determined that Ms. Scherping is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K of the Exchange Act. The Audit Committee held nine meetings in 2023.

Compensation Committee — The Compensation Committee operates under a written charter adopted by the Board, which is available on the Company’s website at https://corp.turtlebeach.com/ under the heading “Corporate Governance—Compensation Committee Charter.” The primary purpose of the Compensation Committee is to assist the Board in exercising its responsibilities relating to compensation of the Company’s executive officers, non-employee directors and employees and to administer the Company’s equity compensation and other benefit plans including the Company’s 2023 Stock-Based Incentive Compensation Plan, as amended from time to time (the “2023 Plan”).

In carrying out these responsibilities, the Compensation Committee reviews all components of executive officer and, as appropriate, employee compensation for consistency with the Company’s compensation philosophy, as in effect from time to time. The functions of the Compensation Committee include, among other things: (i) designing and implementing competitive compensation policies to attract and retain key personnel; (ii) reviewing and formulating policies to determine the compensation of the Company’s executive officers and employees; (iii) reviewing and recommending to the Board the compensation of the non-employee directors; (iv) administering the Company’s equity incentive plan and granting equity awards to employees and non-employee directors under this plan; (v) overseeing and monitoring the Company’s other compensation policies, including monitoring compliance with the Company’s stock ownership guidelines, rules regarding equity-based compensation, rules regarding hedging and pledging of stock, and the compensation recoupment policy; (vi) reviewing and considering the results of any advisory vote on executive compensation and the results of any advisory vote on the frequency of say-on-pay votes; (vii) reviewing the Company’s compensation policies and practices to assess whether they lead to excessive risk-taking behavior and how such risks are monitored and mitigated and adjustments necessary to address changes in the Company’s risk profile; (viii) engaging compensation consultants or other advisors it deems appropriate to assist with its duties; and (ix) reviewing and evaluating the Compensation Committee charter.

2024 Proxy Statement	10

Corporate Governance

The Compensation Committee (i) reviews and recommends to the Board for approval the compensation of the CEO, including the corporate goals and objectives with respect to compensation for the CEO, (ii) evaluates the CEO’s performance in light of the established goals and objectives, and (iii) sets the CEO’s compensation, including salary, bonus, incentive and equity compensation. Decisions regarding the compensation of the other Named Executive Officer are made by the Compensation Committee in consultation with, and upon the recommendation of, the CEO. In this regard, the CEO provides the Compensation Committee with evaluations of business goals and objectives and executive performance and recommendations regarding salary levels, equity grants and other incentive awards. The Compensation Committee’s charter authorizes the Compensation Committee, in its sole discretion, to retain and terminate consultants to assist it in the performance of its duties, including the evaluation of compensation for the Named Executive Officers. The Compensation Committee has sole authority to approve the fees and other retention terms of any such consultant.

The current members of the Compensation Committee are Mses. Wilson and Sze, and Mr. Wyatt, each of whom the Board has determined are “independent” as defined in the applicable Nasdaq listing standards, non-employee directors under SEC Rule 16b-3 and outside directors under Section 162(m) of the Internal Revenue Code of 1986, as amended. Ms. Wilson serves as the Chair of the Compensation Committee. The Compensation Committee met seventeen times in 2023. It is expected that after the Annual Meeting a designee of The Donerail Group LP (“Donerail”) will be appointed to the Compensation Committee in Ms. Wilson’s place and that a new Chair of the Compensation Committee will be appointed.

Nominating and Governance Committee — The Nominating and Governance Committee operates under a written charter adopted by the Board, which is available on the Company’s website at https://corp.turtlebeach.com/ under the heading “Corporate Governance—Nominating and Governance Committee Charter.” The primary purpose of the Nominating and Governance Committee is to assist the Board in promoting the best interest of the Company and its stockholders through the implementation of sound corporate governance principles and practices. The functions of the Nominating and Governance Committee include, among other things: (i) identifying, reviewing and evaluating candidates to serve on the Board; (ii) determining the minimum qualifications for service on the Board; (iii) developing and recommending to the Board an annual self-evaluation process for the Board and overseeing the annual self-evaluation process; (iv) overseeing the Company’s ESG practices; (v) developing, as appropriate, a set of corporate governance principles, and reviewing and recommending to the Board any changes to such principles; (vi) reviewing succession plans for the CEO and other key executive officers and making recommendations to the Board with respect to the processes for identifying and selecting appropriate individuals to succeed to these positions; and (vii) reviewing and evaluating the Nominating and Governance Committee’s charter.

The Nominating and Governance Committee considers stockholder nominees for directors in the same manner as nominees for director from other sources, which may include, in some cases, a third-party firm. Please see “Submission of Stockholder Proposals and Director Nominations” below for additional detail.

The current members of the Nominating and Governance Committee are Mses. Sze and Scherping, Dr. Wolfe, and Mr. Jimenez. Ms. Sze serves as the Chair of the Nominating and Governance Committee. The Board has determined that Dr. Wolfe, Mr. Jimenez, and Mses. Sze and Scherping are “independent” as defined in the applicable Nasdaq listing standards and the applicable rules under the Exchange Act. The Nominating and Governance Committee met nine times in 2023.

11

Submission Of Stockholder Proposals And Director Nominations

SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholders who intend to present a proposal for inclusion in the Company’s proxy materials for its 2025 Annual Meeting of Stockholders under the Exchange Act Rule 14a-8 must submit the proposal so that the Secretary of the Company receives it no later than December 30, 2024, the 120th calendar day prior to the first anniversary of the date on which this proxy statement was first mailed to our stockholders. Such proposals must meet the requirements of Exchange Act Rule 14a-8 to be eligible for inclusion in the Company’s 2024 proxy materials.

Under the Company’s Bylaws, certain procedural and informational notice requirements must be met for a stockholder to nominate persons as directors or to introduce a proposal at an annual meeting of stockholders that will not be included in our proxy materials. A stockholder wishing to make a nomination for election to the Board or to have a proposal presented at the Company’s 2025 Annual Meeting of Stockholders that is not included in our proxy materials must submit written notice of such nomination or proposal containing the information specified in the Company’s Bylaws so that the Secretary of the Company receives it no later than March 13, 2025, but no earlier than February 11, 2025, which is ninety (90) days and one hundred and twenty (120) days prior to the one year anniversary of the date of the Annual Meeting, respectively. However, in the event that the Company does not hold an annual meeting of stockholders in a given year or if the date of the annual meeting of stockholders is changed by more than thirty (30) days from the date of the preceding year’s annual meeting of stockholders, notice by the stockholder must be received not earlier than the close of business on the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or, in the event public announcement of the date of such annual meeting is first made by the Company fewer than ninety (90) days prior to the date of such annual meeting, the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. The foregoing Bylaw provisions do not affect a stockholder’s ability to request inclusion of a proposal in our proxy statement within the procedures and deadlines set forth in Rule 14a-8 of the SEC’s proxy rules.

In addition to the notice requirements under the Company’s Bylaws, stockholders who intend to nominate an individual for election to the Board at the Company’s 2025 Annual Meeting of Stockholders and solicit proxies in support of such nominee must also provide notice that sets forth the information required by Exchange Act Rule 14a-19 to the Secretary of the Company not later than March 13, 2025 and no earlier than February 11, 2025.

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Item 1—Election Of Directors

ITEM 1—ELECTION OF DIRECTORS

The Bylaws provide that the Company’s business shall be managed by a Board ranging from one to twelve members. The number of directors may be increased or decreased from time to time by resolution of the Board. On March 13, 2024, the Board appointed Cris Keirn to fill a vacancy on the Board. Also on March 13, 2024, the Board increased the size of the Board from eight (8) to nine (9) members and appointed David Muscatel to serve as a director of the Board, effective as of that date. Directors are generally elected at the annual meeting of the stockholders and each director elected shall hold office until a successor is duly elected and qualified or until his or her death, resignation or removal.

The Board is currently comprised of nine members. The independent directors of the Board identify and recommend director candidates to serve on the Board. Director candidates are then nominated for election by the Board. Stockholders are also entitled to nominate director candidates for election in accordance with the procedures set forth in the Bylaws (see “Submission of Stockholder Proposals and Director Nominations” above). As previously announced, Ms. Wilson will not stand for re-election as a director at the Annual Meeting. As a result, immediately following the Annual Meeting, the Board will be comprised of eight members.

The Company previously entered into a Cooperation Agreement, dated May 13, 2022 (the “Cooperation Agreement”), with Donerail. The Cooperation Agreement provides that Donerail, subject to certain conditions, will maintain certain rights to designate candidates (each a “Replacement Director”) to replace its appointees to the Board should any of those appointees cease to serve as a member of the Board during the term of the Cooperation Agreement. The Cooperation Agreement further provides that any Replacement Director shall be appointed to any committee of the Board of which the departing director was a member immediately prior to his/her ceasing to serve on the Board. Pursuant to the Cooperation Agreement and subject to its terms, Donerail has the right to designate a Replacement Director to replace Ms. Wilson at the expiration of her current term as a director and as a member of any committee of the Board on which Ms. Wilson serves.

Donerail, the Nominating and Governance Committee and the Board intend to work together to identify, designate and appoint a Replacement Director to replace Ms. Wilson as a director and as a member of each committee of the Board on which she serves, which is expected to be completed sometime after the Annual Meeting.

In identifying and recommending director candidates to serve on the Board, the independent directors of the Board consider the qualifications and composition of the Board as a whole, taking into account the totality of experience, skills, and other qualifications or attributes that the individual nominees collectively bring to the Board and striving to maintain diversity of representation among its members. The independent directors also consider each individual’s experience, skills and other qualifications and attributes to determine that individual’s suitability and desirability for service on the Company’s Board. All director candidates should possess high personal and professional ethics, integrity, and values, and should have sufficient time available to devote to service on the Board and Board committees. The characteristics which the independent directors consider include, but are not limited to, an individual’s: (i) personal integrity and professional ethical standards along with the willingness to express independent thought; (ii) commitment to representing the long-term interests of the Company’s stockholders; (iii) practical wisdom and mature judgment; (iv) objectivity; (v) professional knowledge and business expertise; and (vi) broad industry knowledge. The Nominating and Governance Committee also considers diversity criteria, including gender, race and ethnicity, in identifying and evaluating director nominees, and the Board values diverse viewpoints, backgrounds, and experiences. The Nominating and Governance Committee, via its charter, is committed to a goal of having at least two diverse directors, as contemplated by Nasdaq listing rules, on the Board.

Eight directors are to be elected at this Annual Meeting. All of the Company’s nominees have consented to being named as nominees for directors of the Company and have agreed to serve if elected. If some or all of the Company’s nominees are unable to serve or for good cause will not serve at the time of the Annual Meeting, the shares represented by proxy will be voted for any substitute nominee(s) designated by the Board. In no event, however, will the shares represented by proxy be voted for more than eight nominees.

Pursuant to the Company’s Bylaws, in this uncontested election of directors at the Annual Meeting, provided a quorum is present, a nominee for director will be elected if the votes validly cast for such nominee’s election exceeds the votes validly cast against such nominee’s election. For this Item 1, abstentions and broker non-votes will be counted towards the quorum requirement but will not be counted or have an effect on the outcome of this item.

We are confident that all of the directors in our slate of Board nominees have the right mix of professional accomplishment, skills, experiences and reputation that makes them exceptionally qualified to serve as representatives of all stockholders. We are committed to engaging with our stockholders and continuing to respond to stockholder feedback about the Company, and

13

Item 1—Election Of Directors

we believe we are in the best position to oversee the execution of our long-term strategic plan to grow and realize stockholder value. The Board unanimously recommends that you vote “FOR” the election of Terry Jimenez, L. Gregory Ballard, Cris Keirn, David Muscatel, Katherine L. Scherping, Julia W. Sze, Andrew Wolfe, Ph.D., and William Wyatt. Set forth below is information regarding each of the Company’s director nominees, including the specific experience, qualifications, skills or attributes that led to the conclusion that such nominee should serve as a director of the Company. Please see “Nominees for Director” for more information about each director nominee’s individual qualifications that make him or her qualified to serve as a director.

Name	Age	Title

Terry Jimenez	52	Chairman, Independent Director

L. Gregory Ballard	70	Independent Director

Cris Keirn	53	Director

David Muscatel	54	Director

Katherine L. Scherping	64	Independent Director

Julia W. Sze	57	Independent Director

Andrew Wolfe, Ph.D.	61	Independent Director

William Wyatt	40	Independent Director

DIRECTOR SKILLS MATRIX	# of Directors
Executive Leadership Experience	8

Financial and Operations Experience	7

Product & Intellectual Property Strategies Experience	5

eCommerce & Merchandising Experience	3

Capital Markets/Investment Management	5

Mergers and Acquisitions	7

Gaming Industry Experience	4

Computer Technology Experience - Hardware & Software Development	4

Other Public Company Board Experience	4

Cybersecurity Experience	3

2024 Proxy Statement	14

Item 1—Election Of Directors

Board Diversity

The chart below reflects the diversity of our directors based on their self-identified characteristics. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

BOARD DIVERSITY MATRIX

	As of May 9, 2023				As of April 29, 2024

Total Number of Directors	7				9
Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	3	4			3	6

Number of Directors who identify in any of the categories below
African American or Black
Alaskan Native or Native American
Asian	1				1
Hispanic or Latinx		1				1
Native Hawaiian or Pacific Islander
White	2	3			2	5
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

15

Item 1—Election Of Directors

Nominees for Director

Terry Jimenez	Age: 52

Chairman Since May 2023 Director Since October 2022 Committees Nominating and Governance (Member)

Biographical Information

Terry Jimenez joined the Board in October 2022 and was named Chairman of the Board effective May 1, 2023. Mr. Jimenez is also a member of the Nominating and Governance Committee. Mr. Jimenez previously served as the Chief Executive Officer, President and member of the board of directors at Tribune Publishing Company, a publicly traded diversified media company with $1 billion in annual revenue, from February 2020 to May 2021, and as Chief Financial Officer from April 2016 to February 2020, Prior to Tribune Publishing, he was a Partner within IBM’s Global Business Services division working on large transactions in Australia, Brazil, UK, Poland, Holland, Italy and other countries. Earlier in his career, Mr. Jimenez served in a variety of finance, strategy and leadership roles with McDonald’s Corporation. Mr. Jimenez previously served as a Senior Advisor to Salad and Go from October 2022 to July 2023 and as a Consultant at G/O Media from November 2021 to March 2023. Mr. Jimenez previously served as Chairman of the BestReviews board and currently serves on the boards of the Ronald McDonald House Charities of Chicagoland/NW Indiana (including as Audit Committee Chair and Treasurer) and Northern Illinois University College of Business. Mr. Jimenez is currently an adjunct professor at Northern Illinois University teaching Accountancy for executive MBA programs in Naperville, Illinois and Bogota, Colombia. Mr. Jimenez received his MBA from Northwestern University’s Kellogg School of Business and his B.S. in Accounting from Northern Illinois University.

Qualifications

Mr. Jimenez has significant experience in executive leadership roles, M&A transactions, and capital allocation. Mr. Jimenez provides the Board with experience in multiple industries across the areas of product and intellectual property strategies, e-commerce and marketing, information technology, financial and operations, and public company boards.

L. Gregory Ballard	Age: 70

Director Since April 2017 Committees Audit (Member)

Biographical Information

Greg Ballard joined the Board in April 2017 and is a member of the Audit Committee. Since January 2021, Mr. Ballard has served as the managing partner of Coachella Advisors. Mr. Ballard also served as a member of the board of directors of TeamSpeak Systems, Inc. from February 2021 to July 2022. In addition, Mr. Ballard served as the general partner of Eleven Ventures, an operationally focused seed venture investment fund, from June 2016 to December 2020. Prior to joining Eleven Ventures, Mr. Ballard served as Senior Vice President of Mobile, Social and Emerging Platforms and Senior Vice President of Digital Games for Warner Bros. Interactive Entertainment from April 2013 to 2016 and October 2010 to 2016, respectively. From May 2010 to September 2010, Mr. Ballard served as Chief Executive Officer of Transpera, Inc., a mobile video advertising network. Mr. Ballard also served as president & CEO of Glu Mobile Inc., a publisher of mobile video games, from October 2003 to December 2009, served as CEO of SONICblue, Inc., Ancestry.com, and 3DFX Interactive, and held senior management roles for Virgin USA, Time Warner, and Capcom. Mr. Ballard has previously served on the boards of Better Place Forests Co., DTS Inc., Transpera, Inc., Glu Mobile Inc., Pinnacle Systems, Inc., Imagine Games Network, and THQ Inc. In addition, Mr. Ballard was a professor at Menlo College from August 2016 to August 2017, where he taught entrepreneurship and corporate law.

Qualifications

Mr. Ballard brings nearly 40 years of experience as an executive, investor, and entrepreneur with various technology companies Mr. Ballard’s significant expertise across gaming, mobile, and content, in addition to extensive management and board expertise, qualifies him to serve as a director.

2024 Proxy Statement	16

Item 1—Election Of Directors

Cris Keirn	Age: 53

Chief Executive Officer Director Since March 2024

Biographical Information

Mr. Keirn joined the Board in 2024. He has served as the CEO since March 2024. He previously served as the Company’s Interim CEO from July 2023 and Senior Vice President, Global Sales from August 2016, in each case until his appointment as CEO. As Senior Vice President, Global Sales, Mr. Keirn oversaw the growth and development of the Company’s headset business, was responsible for all consumer retail and sales account management and led the Company’s sales operations, customer care and market analytics teams. Prior to serving as Senior Vice President, Global Sales, Mr. Keirn served as Vice-President of Business Planning and Strategy and other roles at the Company, from February 2013 to August 2016. Prior to joining the Company, Mr. Keirn held leadership positions over a 17-year span at Motorola across product management, operations, quality and customer relations. Mr. Keirn received a B.S. in Mechanical Engineering from Purdue University and a Master’s Certificate in Project Management from George Washington University.

Qualifications

Mr. Keirn brings nearly 30 years of experience in the consumer electronics and telecom industries. Mr. Keirn’s deep understanding of Turtle Beach’s business through his various roles at the Company, including currently serving as the CEO, make him well-qualified to serve as a director.

David Muscatel	Age: 54

Director Since March 2024

Biographical Information

Dave Muscatel joined the Board in 2024 following Turtle Beach’s acquisition of Performance Designed Products LLC (“PDP”). Mr. Muscatel has nearly 20 years of experience operating and managing private equity-backed businesses and is currently a Senior Operating Partner at Diversis Capital – the largest shareholder of Turtle Beach Corporation. Mr. Muscatel has served as the CEO of several companies, including Rand McNally, ArrowStream, Fusion Logistics, and Blue Software. He was also formerly the COO and CFO of PDP. In addition to Turtle Beach, Mr. Muscatel currently serves as a board member of, Fusion Logistics, PureCars Technologies Holdings, LLC, Inductive Health Informatics, LLC, Blackbox Intelligence Holdings, LLC, and WorldApp Inc. Mr. Muscatel received his MBA with honors from The University of Chicago Booth School of Business and graduated Cum Laude with a BA in Economics from Pomona College.

Qualifications

Mr. Muscatel brings nearly 20 years of experience operating and managing private equity-backed businesses. His deep knowledge of the video game accessory business from his time at PDP, as well as his wealth of experience in executive management, mergers and acquisitions, and strategic licensing, make him well-qualified to serve as a director.

17

Item 1—Election Of Directors

Katherine L. Scherping	Age: 64

Director Since May 2022 Committees Audit (Chair) Nominating and Governance (Member)

Biographical Information

Katherine L. Scherping, CPA, CGMA joined the Board in May 2022 and is the Chair of the Audit Committee and a member of the Nominating and Governance Committee. Ms. Scherping has served as Chief Executive Officer of KLS Advisors, Inc., a financial and executive leadership advisory firm, since October 2011. Since December 2022, Ms. Scherping has served in various roles as a member of the board of directors, RE/MAX Holdings, Inc. (NYSE: RMAX), including as the Chair of the Finance and Investment Committee, and as a member of the Audit Committee. Ms. Scherping previously served as Chief Financial Officer of National CineMedia, Inc. (Nasdaq: NCMI), the largest cinema advertising network in the U.S., from August 2016 to March 2020. Ms. Scherping also served in various positions at QCE, LLC (d/b/a Quiznos Subs), a privately held quick-serve sub sandwich restaurant franchisor, including as Interim CEO in 2016 and Chief Financial Officer from December 2013 to July 2016. Previously, Ms. Scherping also served as Chief Financial Officer of Red Robin Gourmet Burgers, Inc. (Nasdaq: RRGB) and of Tanning Technology Corporation (formerly Nasdaq: TANN), which operated as an information technology services provider. Ms. Scherping served as chair of the audit committee of the board of directors of Papa Murphy’s Holdings, Inc. (formerly Nasdaq: FRSH), from February 2017 until its acquisition by MTY Food Group Inc. (OTC: MTYFF) in May 2019. Ms. Scherping received her B.S. in Accounting from Northern Illinois University.

Qualifications

Ms. Scherping has over 38 years of finance, accounting, and managerial experience. This experience, as well as her service as a public company board member and as the Chief Financial Officer of several public and private companies across multiple industries, including over 18 years in international hospitality and consumer businesses, make her well-qualified to serve as a director.

Julia W. Sze	Age: 57

Director Since December 2022 Committees Nominating and Governance (Chair) Compensation (Member)

Biographical Information

Julia W. Sze, CFA joined the Board in December 2022 and is the Chair of the Nominating and Governance Committee and a member of the Compensation Committee. Since 2008, she has been at the forefront of the impact investing field, working to build better ESG standards in businesses at all stages. Ms. Sze currently serves on the board and audit and compensation committees of Cavco Industries Inc. (NASD: CVCO), the country’s third largest manufacturer of systems-built homes, and on the boards of Laird Norton Wealth Management and Tern Bicycles. Ms. Sze previously served as a member of the board of directors of Amalgamated Bank Foundation, a not-for-profit organization, from April 2019 to August 2021. Ms. Sze is a distinguished professional faculty member at UC Berkeley’s Haas School of Business and the University of New Mexico’s Anderson School of Management, where she teaches courses on impact investing and portfolio management. In addition to her public company board experience and financial and operations experience, Ms. Sze provides the board with extensive expertise in international capital markets and ESG best practices.

Qualifications

Ms. Sze has over 25 years of executive leadership experience in financial services as a global portfolio manager, hedge fund manager, and chief investment officer for large institutional portfolios.

2024 Proxy Statement	18

Item 1—Election Of Directors

Andrew Wolfe, Ph.D.	Age: 61

Director Since February 2012 Committees Audit (Member) Nominating and Governance (Member)

Biographical Information

Andrew Wolfe, Ph.D. joined the Board in February 2012 and is a member of the Audit Committee and the Nominating and Governance Committee. Dr. Wolfe founded Wolfe Consulting in 2002, and currently serves as a technology and intellectual property consultant in the consumer electronics, computer, and semiconductor industries. Dr. Wolfe currently serves as a Director of IEEE Consultants Network of Silicon Valley. Dr. Wolfe is a limited partner of Pruneyard Cinemas LLP. Dr. Wolfe also testifies and serves as a consulting expert for intellectual property and other technology-related litigation matters. In addition, he serves as a lecturer at Santa Clara University where he teaches about Embedded Systems, Computer Architecture, and Mechatronics and he is currently a fellow at the Institute of Electrical and Electronic Engineers. Previously, Dr. Wolfe was Chief Technology Officer for SONICblue, Inc. (formerly S3, Inc.) from 1999 to 2002 and also served as Senior Vice President of Business Development from 2001 to 2002.

Qualifications

Dr. Wolfe has over 30 years of experience working with Fortune 500 corporations and technology startups, with expertise in developing new products and technologies as well as in product and intellectual property strategy. Dr. Wolfe’s notable technology, intellectual property, and licensing experience qualifies him to serve as a director.

William Wyatt	Age: 40

Director Since May 2023 Committees Compensation (Member)

Biographical Information

William Wyatt joined the Board in May 2023. Since August 2018 Mr. Wyatt has been the Managing Partner of The Donerail Group LP, an investment management firm. Prior to Donerail, from March of 2015 Mr. Wyatt was a Portfolio Manager at Starboard Value LP, a New York-based investment adviser, where he served as the Head of Event Driven Investments. Mr. Wyatt also served in a variety of investment and leadership roles at Empyrean Capital, Magnetar Capital and Goldman Sachs.

Qualifications

Mr. Wyatt possesses extensive business and investment expertise, and executive-level experience. The Board believes that his experience as an investment manager makes him well-qualified to serve as a director.

The Board unanimously recommends a vote FOR each of the listed nominees by voting on the Proxy Card.

19

Executive Officers

EXECUTIVE OFFICERS

The following table sets forth the names, current ages and titles of the Company’s two current Named Executive Officers.

Name	Age	Title

Executive Officers

Cris Keirn	53	Chief Executive Officer

John T. Hanson	67	Chief Financial Officer and Treasurer

Cris Keirn. Mr. Keirn’s relevant experience and qualifications are described above as a director nominee.

John T. Hanson. Mr. Hanson is our Chief Financial Officer and Treasurer and has served as Chief Financial Officer of the Company since September 2013. Before joining Turtle Beach, Mr. Hanson served as Executive Vice President and Chief Financial Officer of Dialogic, Inc., a global telecommunications network appliance and software business, from September 2011 to June 2013. From June 2013 to September 2013 and from April 2011 to September 2011, Mr. Hanson pursued personal interests. From April 2008 to April 2011, Mr. Hanson served as Chief Financial Officer for OneCommunications Corp., a local exchange carrier located in Boston, Massachusetts. Mr. Hanson has also previously served as the Chief Financial Officer for Worldport Communications, Inc., Millennium Rail, Inc., and Wace USA, Inc., and in other senior financial positions with Motorola, Inc. and Ameritech, Inc. Mr. Hanson has a B.A. in Commerce with an accounting major from DePaul University and an M.B.A. from the Northwestern University J.L. Kellogg Graduate School of Business. He is a CPA (inactive) in Illinois and was previously an adjunct professor at the Lake Forest Graduate School of Management.

2024 Proxy Statement	20

Security Ownership of Certain Beneficial Owners and Management

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of April 12, 2024, for (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company’s current executive officers and directors, and (iii) all of the Company’s current executive officers and directors as a group. Other than as set forth below, we are not aware of any other stockholder who may be deemed a beneficial owner of more than 5% of our Common Stock.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after April 12, 2024, and any restricted stock that will become vested within 60 days after April 12, 2024, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below, we believe that the persons and entities named in the table have sole voting or investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Unless otherwise indicated, the principal address of each of the persons below is c/o Turtle Beach Corporation, 44 South Broadway, 4th Floor, White Plains, New York 10601.

Executive Officers and Directors	Number of Shares Beneficially Owned(1)	Percentage of Outstanding Shares Beneficially Owned(2)

Cris Keirn(3)	64,420	*

John T. Hanson(4)	148,212	*

L. Gregory Ballard(5)	77,584	*

Terry Jimenez	33,539	*

David Muscatel	0	*

Katherine L. Scherping	22,845	*

Julia W. Sze	25,441	*

Michelle D. Wilson	35,345	*

Andrew Wolfe, Ph.D.(6)	123,810	*

William Wyatt(7)	566,747	2.6%

All current executive officers and directors as a group (10 persons)	1,097,943	5.1%

Stockholders of 5% or more (excludes executive officers and directors)

DC VGA LLC(8)	3,450,000	16.0%

BlackRock, Inc.(9)	1,296,638	6.0%

AWM Investment Company, Inc.(10)	1,127,386	5.1%

*	Less than 1%.

(1)	As used in this table, beneficial ownership means the sole or shared power to vote or direct the voting of a security, or the sole or shared power to dispose, or direct the disposition, of a security.

(2)	Beneficial ownership percentages are based upon 21,517,744 shares of Common Stock outstanding as of April 12, 2024.

(3)	Includes 31,772 stock options that are currently exercisable.

(4)	Includes 79,484 stock options that are currently exercisable.

(5)	Includes 26,164 stock options that are currently exercisable and 2,000 shares held by his spouse.

(6)	Includes 36,963 stock options that are currently exercisable.

(7)

Includes 51,783 shares of Common Stock over which Mr. Wyatt has sole voting power and sole dispositive power and 514,964 shares of Common Stock beneficially owned by Donerail over which Mr. Wyatt has shared voting power and shared dispositive power according to Mr. Wyatt’s Form 4 filed with the SEC on April 3, 2024.

21

Security Ownership of Certain Beneficial Owners and Management

(8)

According to a Schedule 13D filed with the SEC on March 21, 2024 (the “Diversis 13D”), reporting the beneficial ownership of 3,450,000 shares of Common Stock. DC VCA LLC reported it has sole voting and dispositive power over 3,450,000 shares of Common Stock. The Diversis 13D was filed on behalf of the following reporting persons: DC VGA LLC; Diversis Capital Partners I, L.P.; Diversis Capital Partners GP I, L.P.; Diversis Capital Partners GP I, LLC; Mr. Kevin Ma; and Mr. Ron Nayot. The address for each of the foregoing reporting persons is 2000 Avenue of the Stars, Suite 1050S, Los Angeles, CA 90067.

(9)

According to a Schedule 13G/A filed with the SEC on January 26, 2024, reporting the beneficial ownership of 1,296,638 shares of Common Stock. BlackRock, Inc. reported it has sole voting power over 1,274,191 shares of Common Stock and sole dispositive power over 1,296,638 shares of Common Stock, respectively. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(10)

According to a Schedule 13G/A filed with the SEC on February 14, 2024, reporting the beneficial ownership of 1,127,386 shares of Common Stock. AWM Investment Company, Inc. (“AWM”) reported it has sole voting power over 1,127,386 shares of Common Stock and sole dispositive power over 1,127,386 shares of Common Stock, respectively. AWM’s reported beneficial ownership includes 550,000 warrants. The address for AWM is c/o Special Situations Funds, 527 Madison Avenue, Suite 2600, New York, NY 10022.

2024 Proxy Statement	22

Audit Committee Report

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to liability under that Section. This report shall not be deemed “incorporated by reference” into any document filed under the Securities Act of 1933, as amended, or the Exchange Act, whether such filing occurs before or after the date hereof, regardless of any general incorporation language in such filings, except to the extent that the Company specifically incorporates it by reference.

The Audit Committee assists the Board in meeting its oversight responsibility to stockholders, potential stockholders, the investment community, and others. The Audit Committee’s function is one of oversight, recognizing that management is responsible for preparing the Company’s financial statements, and the independent registered public accounting firm is responsible for auditing those statements. Management of the Company is responsible for (i) the preparation, presentation, and integrity of the Company’s financial statements; (ii) the appropriateness of the accounting principles and reporting policies that are used by the Company; (iii) establishing and maintaining adequate internal control over financial reporting, as such term is defined in the Exchange Act; and (iv) maintaining adequate disclosure controls and procedures, as such term is defined by the Exchange Act. The Company’s independent registered public accounting firm is responsible for (a) auditing the Company’s annual consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and expressing an opinion on the conformity of those consolidated financial statements with accounting principles generally accepted in the United States of America and (b) reviewing the Company’s unaudited interim condensed consolidated financial statements. The Audit Committee’s primary responsibility is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. In performing its oversight function, the Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the Company’s independent registered public accounting firm. The Audit Committee will, however, take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior.

The Audit Committee is directly responsible for the appointment of the independent registered public accounting firm to be retained to audit the Company’s consolidated financial statements and, if applicable, its internal control over financial reporting, and once retained, the independent registered public accounting firm reports directly to the Audit Committee. The independent registered public accounting firm is ultimately accountable to the Audit Committee and the Board. The Audit Committee consults with and reviews recommendations made by the independent registered public accounting firm with respect to the Company’s consolidated financial statements and related disclosures and, as applicable, internal control over financial reporting of the Company and makes recommendations to the Board as it deems appropriate from time to time. The Audit Committee is responsible for approving both audit and non-audit services to be provided by the independent registered public accounting firm. The Audit Committee is currently composed of three directors, each of whom the Board has determined to be independent as that term is defined by applicable Nasdaq listing standards and SEC rules. The Board has determined, in accordance with applicable Nasdaq listing standards, that Katherine L. Scherping is an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K of the Exchange Act. The Audit Committee operates under a written charter adopted by the Board, which is available on the Company’s website at https://corp.turtlebeach.com/ under the heading “Corporate Governance-Audit Committee Charter”. The Audit Committee charter is reviewed on an annual basis by the Audit Committee and is subject to amendment from time to time.

The Audit Committee meets with management periodically to consider the adequacy of the Company’s internal controls and discusses these matters with the Company’s independent registered public accounting firm. The Audit Committee also discusses with senior management the Company’s disclosure controls and procedures. The Audit Committee’s oversight of the independent registered public accounting firm includes resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, with the Company’s management and its independent registered public accounting firm. In addition, the Audit Committee reviewed and discussed the Company’s quarterly earnings releases and Exchange Act filings for the year ended December 31, 2023, with management and the Company’s independent registered public accounting firm, which included a discussion of the quality, in addition to the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. The Audit Committee also discussed with management and the independent registered public accounting firm the Company’s internal control over financial reporting.

23

Audit Committee Report

The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm the matters required to be discussed by PCAOB Auditing Standard No. 1301 (Communications with Audit Committees) and the SEC. The Audit Committee received the written disclosures and the letter from the Company’s independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence, including the compatibility of any non-audit services with the independent registered public accounting firm’s independence.

The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the 2023 results of its consolidated financial statement audit and the overall quality of the Company’s financial reporting. The independent registered public accounting firm has direct access to the Audit Committee at any time on any issue of its choosing, and the Audit Committee has the same direct access to the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2023, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, to be filed with the SEC.

The Audit Committee has appointed the firm of Ernst & Young LLP as independent registered public accounting firm to audit and report upon the Company’s consolidated financial statements and internal control over financial reporting for the year ending December 31, 2024.

AUDIT COMMITTEE

Katherine L. Scherping, Chair

L. Gregory Ballard

Andrew Wolfe, Ph.D.

2024 Proxy Statement	24

ITEM 2 - Ratification of Appointment of Independent Registered Public Accounting Firm

ITEM 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2024, and internal control over financial reporting. Although action by the stockholders on this matter is not required under Nevada law or the Sarbanes-Oxley Act of 2002, as amended, or the rules of the SEC promulgated thereunder, the Audit Committee and the Board believe it is appropriate to seek stockholder ratification of this appointment in light of the role played by the independent registered public accounting firm in reporting on the Company’s consolidated financial statements. Ratification requires the affirmative vote of a majority of the votes cast (excluding abstentions) at the Annual Meeting. If this appointment is not ratified by the stockholders, the Audit Committee may reconsider its appointment. One or more representatives of Ernst & Young LLP are expected to attend the Annual Meeting telephonically. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board unanimously recommends a vote FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

Change of Independent Public Accountants

As previously reported on the Company’s Current Report on Form 8-K, filed with the SEC on May 24, 2023 (the “Change of Auditor Current Report”), the Company dismissed BDO USA, LLC (“BDO”) as the independent registered public accounting firm for the Company and its subsidiaries, effective immediately. The dismissal of BDO was approved by the Audit Committee.

BDO’s audit reports on the financial statements of the Company for the years ended December 31, 2022 and 2021 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2021, December 31, 2022, and in the subsequent interim period through May 19, 2023: (i) there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused it to make reference to the subject matter of the disagreement in connection with its reports; and (ii) BDO did not advise the Company of any of the events requiring reporting in the Company’s Current Reports on Form 8-K under Item 304(a)(1)(v) of Regulation S-K, except that, as initially disclosed in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 29, 2023, the Company reported a material weakness in its internal controls over financial reporting related to the proper design and implementation of certain controls over its income tax provision and management’s review of the income tax provision.

As reported in Part I, Item 4 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, filed with the SEC on August 7, 2023, as of June 30, 2023, management determined that the material weakness identified was remediated.

The Company provided to BDO the disclosure contained in the Change of Auditor Current Report and requested BDO to furnish a letter addressed to the Commission stating whether it agrees with the statements made by the Company (the “BDO Letter”), and, if not, stating the respects in which it does not agree. The BDO Letter has been filed as Exhibit 16.1 to the Change of Auditor Current Report.

On May 19, 2023, the Company appointed Ernst & Young LLP as the independent registered public accounting firm for the Company and its subsidiaries, effective immediately. The appointment of Ernst & Young LLP was approved by the Audit Committee.

During the years ended December 31, 2022 and 2021 and the subsequent interim period through May 19, 2023, neither the Company nor anyone on its behalf consulted Ernst & Young LLP regarding (i) the application of accounting principles to a specific completed or proposed transaction, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any matter that was the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions related thereto, or reportable event, as described in Item 304(a)(1)(v) of Regulation S-K (there being none).

25

ITEM 2 - Ratification of Appointment of Independent Registered Public Accounting Firm

Principal Accountant Fees and Services

The aggregate fees billed by BDO for professional services rendered in connection with (i) the audit of our consolidated financial statements for the fiscal year ended December 31, 2022 set forth in our Annual Reports on Form 10-K for the years ended December 31, 2022 and (ii) the review of our quarterly consolidated financial statements as set forth in our Quarterly Reports on Form 10-Q for each of our quarters during 2022, as well as any fees paid to our independent registered public accounting firm for audit-related work, tax compliance, tax planning and other consulting services are set forth in the table below.

The aggregate fees billed by Ernst & Young LLP for professional services rendered in connection with (i) the audit of our consolidated financial statements for the fiscal year ended December 31, 2023 set forth in our Annual Report on Form 10-K for the year then ended and (ii) the review of our quarterly consolidated financial statements as set forth in our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2023, and September 30, 2023, as well as any fees paid to our independent registered public accounting firm for audit-related work, tax compliance, tax planning and other consulting services are set forth in the table below.

	Ernst & Young LLP		BDO (Prior Independent Registered Public Accounting Firm)
	2023	2022	2022

Audit Fees	$1,003,117	—	$1,101,194

Audit-Related Fees	—	—	—

Tax Fees	—	—	—

All Other Fees	—	—	—

TOTAL	$1,003,117	—	$1,101,194

Audit fees: Audit fees consist of fees associated with the annual audit of our financial statements, the reviews of our interim financial statements and the issuance of consent and comfort letters in connection with registration statement filings with the SEC, and all services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements.

Audit-related fees: Audit-related fees consist of fees for professional services reasonably related to the performance of the audit or review of the financial statements and are not included in Audit Fees.

Tax fees: Tax fees consist of fees for tax services, including tax compliance, and related expenses.

All other fees: Fees for products and services other than the services described above.

Pre-approval of Services

All audit and permissible non-audit services provided by the Company’s independent registered public accounting firm require pre-approval by the Audit Committee in accordance with the Audit Committee charter. The Audit Committee approves the independent registered public accounting firm’s engagement prior to the independent registered public accounting firm rendering any non-audit services. The Audit Committee pre-approved all of the 2023 and 2022 fees paid to its independent registered public accounting firm.

2024 Proxy Statement	26

ITEM 3 - Advisory Vote on the Compensation of the Company’s Named Executive Officers

ITEM 3 - ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

We are asking our stockholders to vote, on an advisory basis, to approve the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the rules of the SEC and Section 14A of the Exchange Act. This Item 3 gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the agreements and practices described in this Proxy Statement. This vote is advisory and is therefore not binding on us or the Board. The Board values the opinions of our stockholders, and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, the Board and the Compensation Committee will consider our stockholders’ concerns and will evaluate what, if any, actions are necessary to address those concerns.

The Company uses external compensation expertise and biennial benchmarking to ensure that its executive compensation program is competitive and appropriate while being designed to align pay with short-term and long-term Company performance, to put a substantial portion of compensation at risk, and to reward unique or exceptional contributions to overall sustainable value creation for stockholders. Because the Board believes that the compensation of our Named Executive Officers as described in “Executive Compensation” appropriately addresses those objectives, it recommends that the stockholders approve the following advisory resolution:

RESOLVED, that the stockholders approve the compensation of the Company’s Named Executive Officers as disclosed in the “Executive Compensation” section of this Proxy Statement pursuant to Item 402 of SEC Regulation S-K, including the Compensation Discussion and Analysis, executive compensation tables and related disclosures.

The affirmative vote of a majority of the votes cast on this Item 3 is required to approve, on an advisory basis, the compensation of our Named Executive Officers. For purposes of determining approval of this Item 3, abstentions and broker non-votes will not affect the results of this vote.

The Board unanimously recommends a vote FOR approval of the compensation of our Named Executive Officers as disclosed in the “Executive Compensation” section of this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and related disclosures.

27

Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis describes and analyzes the 2023 compensation program for all individuals who served as our principal executive officer or acted in a similar capacity at any time during the last completed fiscal year and our principal financial officer. These individuals were our only Named Executive Officers during 2023:

•	Juergen Stark, our former Chairman, President and CEO, who served through June 30, 2023;

•	Cris Keirn, our Senior Vice President, Global Sales and Interim CEO effective July 1, 2023 (and since March 13, 2024, our Chief Executive Officer); and

•	John T. Hanson, our Chief Financial Officer and Treasurer.

Executive Officer Transitions

Effective May 1, 2023, we announced that Mr. Stark would no longer be serving as Chairman effective immediately and would be terminating employment as our President and Chief Executive Officer effective June 30, 2023. We entered into a separation agreement dated May 1, 2023 with Mr. Stark (the “Stark Separation Agreement”) providing for certain specified compensation and benefits. On June 26, 2023, we entered into a temporary consulting agreement with Mr. Stark (the “Consulting Agreement”), which he terminated on December 1, 2023.

On June 15, 2023, our Board appointed Mr. Keirn, our Senior Vice President, Global Sales, to also serve as our Interim CEO effective July 1, 2023.

On March 13, 2024, our Board appointed Mr. Keirn as our Chief Executive Officer and as a member of our Board. For a summary of the terms and conditions of our employment agreement with Mr. Keirn dated March 13, 2024, see the current report on Form 8-K filed with the SEC on March 18, 2024.

This Compensation Discussion and Analysis describes the material elements of our executive compensation program during 2023. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. Finally, it analyzes how and why the Compensation Committee arrived at the specific compensation decisions for our Named Executive Officers in 2023 and discusses the key factors that were considered in determining their compensation.

Executive Summary

Who We Are

Our mission is to deliver the ultimate experience to gamers by providing high-quality, high-performance gaming accessories, including headsets, keyboards, mice, gamepad controllers, simulation hardware, microphones and more. For nearly 50 years, we have been a pioneer and key innovator in audio technology, and today we are one of the most recognized brand names in gaming. Headquartered in White Plains, New York, we were incorporated in the state of Nevada in 2010 and our Common Stock is traded on the NASDAQ Global Market under the symbol “HEAR.”

The Turtle Beach® brand has been the market share leader in console gaming headsets for 14 years running with a vast portfolio of headsets designed to be compatible with the latest Xbox, PlayStation, and Nintendo consoles, as well as for personal computers (“PCs”) and mobile/tablet devices. Our PC product portfolio includes headsets, gaming keyboards, mice and other gaming accessories focused on the PC gaming platform. Recently, we expanded our brand beyond gaming headsets and began making game controllers, gaming flight simulation and racing simulation accessories. We also create high-quality USB and analog microphones for gamers, streamers, professionals and students that embrace cutting-edge technology and design.

2023 Business Highlights

In 2023, we continued our position as the number one console gaming headset provider and showcased strong operational and financial execution with increased revenues, earnings and adjusted EBITDA compared to a year ago. Our 2023 business highlights included the following:

•	Net Revenue. Our net revenue was $258.1 million, compared to $240.2 million in 2022;

•	Net Income (Loss). Our net loss was $17.7 million, or $1.03 per diluted share, compared to a net loss of $59.5 million, or $3.62 per diluted share, in 2022; and

2024 Proxy Statement	28

Compensation Discussion and Analysis

•	Adjusted EBITDA (Loss)*. Our adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) was $6.5 million compared to a loss of $29.9 million in 2022.

* Adjusted EBITDA is a non-GAAP financial measure. Please see pages 30 – 31 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 under the heading “Key Performance Indicators and Non-GAAP Measures” for reconciliations to the most directly comparable GAAP financial measures.

2023 Executive Compensation Highlights

Based on our overall operating environment and these results, our Board took the following key actions with respect to the compensation of our Named Executive Officers for and during 2023:

•

Base Salaries. Increased the annual base salaries of Messrs. Stark and Hanson by 5%. As our Senior Vice President, Global Sales, Mr. Keirn also received a 5% annual base salary increase based on his performance as Senior Vice President, Global Sales and to align with the competitive market analysis. In connection with his appointment as our Interim CEO, Mr. Keirn received an additional salary adjustment as described in “Interim Chief Executive Officer Compensation Arrangements with Mr. Keirn” below. These were the first annual base salary adjustments for our Named Executive Officers since 2021.

•

Annual Cash Bonuses. Approved an annual cash bonus award equal to approximately 93% of his target annual cash bonus opportunity for Mr. Hanson. As our Senior Vice President, Global Sales, Mr. Keirn received an annual cash bonus award equal to approximately 96% of his target annual cash bonus opportunity. These annual cash bonus awards were made pursuant to the terms of the Turtle Beach Corporation 2023 Bonus Plan (the “2023 Bonus Plan”), reflecting an 88% payment with respect to the portion of the 2023 Bonus Plan based on the achievement of pre-established financial performance metrics.

•

Annual Long-Term Incentive Compensation Awards. Granted annual long-term incentive compensation opportunities to Mr. Stark with 50% of the target value in the form of a performance-based restricted stock unit (“PSU”) award and 50% of the target value in the form of a time-based restricted stock unit (“RSU”) award. Mr. Hanson and Mr. Keirn, as our Senior Vice President, Global Sales, were granted a long-term incentive compensation opportunity, with 30% of the target value in the form of a PSU award and 70% of the target value in the form of an RSU award. Based on our actual financial performance in 2023, Messrs. Hanson and Keirn earned 151.7% of the target value of the first tranche of their 2023 PSU award, 100% of the target value of the second tranche of their 2022 PSU award and 100% of the target value of the third tranche of their 2021 PSU award. Mr. Stark’s remaining tranches of his outstanding PSU awards received accelerated vesting treatment as provided in the Stark Separation Agreement.

•

Interim Chief Executive Officer Compensation Arrangements with Mr. Keirn. On June 15, 2023, we entered into a letter agreement with Mr. Keirn (the “Keirn Offer Letter”) governing the terms and conditions of his appointment as our Interim CEO. Pursuant to the Keirn Offer Letter, he continued to receive his annual base salary, to be eligible to earn an annual cash bonus and equity-based compensation, and to participate in our other employee welfare benefit plans, in all cases, at the same levels (other than his annual base salary) and on the same terms and conditions as in effect prior to his appointment as our Interim CEO. In addition, in consideration for his service as our Interim CEO, Mr. Keirn received the following:

•	an increase in his annual base salary from $370,000 to $410,000;

•

a deferred stock award under the 2023 Plan, payable in shares of Common Stock in an amount equal to $10,000 per month for each month that he served as Interim Chief Executive Officer, prorated for any partial month of service, which award was not to become vested or payable until the termination of his appointment as our Interim Chief Executive Officer because of the appointment of a permanent replacement CEO; and

•

the continued base salary component of his entitlement under the Turtle Beach Corporation 2022 Retention Plan upon a qualifying termination of employment, was increased from three to 12 months. In connection with any qualifying termination of his employment following November 17, 2023, Mr. Keirn was entitled to receive, subject to his execution and non-revocation of a general release of claims in favor of the Company, (i) a pro-rated annual cash bonus, (ii) continued payment of his base salary for 12 months and (iii) subject to certain specified conditions, continued participation in our group health plan for a period of 12 months.

•

Separation Agreement with Mr. Stark. On May 1, 2023, we entered into the Stark Separation Agreement. Pursuant to the Stark Separation Agreement, Mr. Stark received, among other things, a pro-rated portion of his target annual cash bonus opportunity in the amount of $315,000 and immediate vesting of the unvested portions of his outstanding equity awards, including tranche three of his 2021 PSU award, tranches two and three of his 2022 PSU award and the entirety of his 2023 PSU award, with each such tranche or award accelerated for the target number of PSUs. For a description of the compensation and benefits payable under the Stark Separation Agreement, see “Post-Employment Compensation Arrangements – Stark Separation Agreement” below.

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Compensation Discussion and Analysis

Relationship Between Pay and Performance

We design our executive compensation program to attract, motivate and retain our Named Executive Officers while, at the same time, promoting the interests of our stockholders. To ensure this balance and to motivate and reward individual initiative and effort, we seek to ensure that a meaningful portion of our Named Executive Officers’ annual target total direct compensation opportunity is both “at-risk” and variable in nature.

We emphasize variable compensation that appropriately rewards our Named Executive Officers through the following two principal compensation elements:

•

First, we provide the opportunity to participate in our annual bonus plan, which provides cash payments if they produce short-term results aligned with long-term stockholder value creation that meet or exceed certain business objectives set forth in our annual operating plan and their individual performance objectives for the year.

•

Second, we grant both PSU awards and RSU awards, which in the aggregate comprise a majority of their annual target total direct compensation opportunities. The value of these equity awards depends entirely on the value of our Common Stock and, in the case of the PSU awards, their ability to achieve our financial objectives over a multi-year period, thereby incentivizing our Named Executive Officers to build sustainable long-term value for the benefit of our stockholders.

These variable pay elements ensure that, each year, a substantial portion of our Named Executive Officers’ target total direct compensation is contingent (rather than fixed) in nature, with the amounts ultimately payable subject to variability above or below target levels commensurate with our actual performance.

We believe that these compensation elements provide balanced incentives for our Named Executive Officers to meet our business objectives and drive long-term growth. To ensure that we remain faithful to our compensation philosophy, the Compensation Committee regularly evaluates the relationship between the reported values of the equity awards granted to our Named Executive Officers, the amount of compensation realizable (and, ultimately, realized) from such awards in subsequent years and our performance over this period.

Please refer to the “Pay Versus Performance Table” below which demonstrates that the compensation paid to our Named Executive Officers generally aligns with our financial performance based on the performance measures presented in the table over the covered fiscal years, including total stockholder return (“TSR”), net income and Adjusted EBITDA.

Executive Compensation Policies and Practices

We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee reviews our executive compensation program on an annual basis to ensure consistency with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation-related policies and practices that were in effect during 2023:

What We Do:

•

“Pay-for-Performance” Philosophy. We maintain a “pay-for-performance” compensation structure tied to achieving pre-established financial targets and specific business objectives, including through the use of PSU awards.

•

Maintain Independent Compensation Committee. The Compensation Committee is comprised solely of independent directors who determine our compensation policies and practices and who have established effective means for communicating with our stockholders regarding their executive compensation views and concerns, as described in this Proxy Statement.

•

Conduct Executive Compensation Review. The Compensation Committee reviews and approves our compensation strategy annually, including a review of our compensation peer group used for comparative purposes and a review of our compensation-related risk profile to ensure that our compensation programs do not encourage excessive or inappropriate risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company.

•	Maintain Independent Compensation Advisor. The Compensation Committee engaged its own compensation consultant to assist with its 2023 compensation review and related compensation advice.

•	Short-Term Incentive Compensation Plan. We use financial performance metrics in our annual cash bonus plan.

2024 Proxy Statement	30

Compensation Discussion and Analysis

•

Compensation At-Risk. Our executive compensation program is designed so that a significant portion of our Named Executive Officers’ compensation is “at risk” based on corporate performance, as well as equity-based, to align their interests with the interests of our stockholders.

•	Multi-Year Vesting Requirements. The annual equity awards granted to our Named Executive Officers vest over multi-year periods, consistent with current market practice and our retention objectives.

•

Compensation Recovery (“Clawback”) Policy. We have adopted the Compensation Recoupment Policy of Turtle Beach Corporation (the “Clawback Policy”) which complies with both Exchange Act Rule 10D-1 and the applicable NASDAQ listing standards.

•

“Double-Trigger” Change in Control Arrangements. All change-in-control payments and benefits are based on a “double-trigger” arrangement (that is, they require both a change in control of the Company plus a qualifying termination of employment before payments and benefits are paid).

•

Retirement, Health and Welfare Benefits. Our Named Executive Officers participate in broad-based Company-sponsored health and welfare benefit programs on the same basis as our other employees, including payment of health care benefits and company matching contributions under our Section 401(k) retirement savings plan available to all employees.

•	Succession Planning. We review the risks associated with our Named Executive Officer positions to ensure adequate succession plans are in place.

What We Don’t Do:

•

No Executive Retirement Plans. We do not currently offer, nor do we have plans to offer, defined benefit pension plans or arrangements to our Named Executive Officers other than the plans and arrangements that are available to all employees.

•	Limited Perquisites. We provide minimal perquisites and other personal benefits to our Named Executive Officers.

•	Incentive Compensation Plan Payments. We do not provide minimum payments under either our short-term or long-term incentive compensation plans.

•	No Tax Payments on Perquisites. We do not provide any tax reimbursement payments (including “gross-ups”) on any perquisites or other personal benefits.

•

No Tax Payments on Change in Control Arrangements. We do not provide any excise tax reimbursement payments (including “gross-ups”) on payments or benefits contingent upon a change in control of the Company.

•

No Hedging or Pledging of our Equity Securities. Under our Securities Trading Policy, we prohibit our employees, including our executive officers, and the non-employee members of our Board from hedging or pledging our equity securities, except in certain limited circumstances where advance written approval is obtained from our Compliance Officer.

•	No Stock Option Repricing. We may not reprice outstanding stock options without the prior approval of our stockholders.

•	No Discounted Stock Options. We do not grant discounted stock options.

Stockholder Advisory Vote on Named Executive Officer Compensation

At our 2023 Annual Meeting of Stockholders, we conducted a non-binding stockholder advisory vote on the compensation of our Named Executive Officers (commonly known as a “Say-on-Pay” vote). Approximately 76.8% of the votes cast approved the compensation of our Named Executive Officers for 2022. After considering the results of this Say-on-Pay vote, the views of the major proxy advisory firms on our executive compensation program and discussing potential responses with Compensia, Inc., a national compensation consulting firm (“Compensia”), our Board determined that a fresh evaluation of our executive compensation program was warranted. Following the reconstitution of its membership, the Compensation Committee undertook a comprehensive analysis of our short-term and long-term incentive compensation program in the context of the competitive market for executive talent and developed recommendations for enhancing each of these programs consistent with its understanding of stockholder concerns. Following a considered discussion by our full Board, the Compensation Committee approved a number of revisions to the design of our incentive compensation programs to more effectively reflect our “pay for performance” philosophy, align with competitive market best practices and enhance our strategic objectives.

31

Compensation Discussion and Analysis

Specifically, the Compensation Committee approved the following changes to our executive compensation program to be implemented in 2024 to more effectively align our executive compensation arrangements with our performance and business strategy and developments in our broader industry:

Compensation Element	2024 Program Design
Annual Cash Bonus Program

• Corporate performance metric weighting for all executive officers – financial metrics (85%) and shared strategic objectives (15%)

• Financial performance metrics (and weightings) – net revenue (20%) and Adjusted EBITDA (65%)

• Strategic performance metrics – grow headset and controller share (15%)

• Bonus payment range – 0% to 150% of target performance (for strategic metrics, no payout if target performance level is not achieved)

Long-Term Incentive Compensation Program

• Equity award mix and weighting for all executive officers – PSU awards (70%) and RSU awards (30%)

• PSU award metrics – stock price (50%) and Adjusted EBITDA (50%)

• PSU award performance period – performance measured over one year (Q2 2024 through Q1 2025 for Adjusted EBITDA) with additional time-based vesting for earned units over two years

• PSU payout range – 0% to 175% of target (200% max for stock price and 150% max for AEBITDA)

• RSU award vesting requirement – equal annual increments over four years

We value the opinion of our stockholders. Our Board and the Compensation Committee will continue to consider the result of the Say-on-Pay vote, as well as feedback received throughout the year, when making compensation decisions for our Named Executive Officers.

In addition, consistent with the recommendation of our Board and the preference of our stockholders as reflected in the non-binding stockholder advisory vote on the frequency of future Say-on-Pay votes held at our 2019 Annual Meeting of Stockholders, we intend to hold future Say-on-Pay votes on an annual basis. Accordingly, following the Annual Meeting of Stockholders to which this Proxy Statement relates, our next Say-on-Pay vote will be conducted at our 2025 Annual Meeting of Stockholders.

Executive Compensation Philosophy and Objectives

Our executive compensation program is guided by our overarching philosophy of paying for demonstrable performance. We strive to provide an executive compensation program that is competitive, rewards achievement of our business objectives and aligns our Named Executive Officers’ interests with those of our stockholders. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:

•	provide market competitive compensation benefit levels that will attract, motivate, reward and retain a highly talented team of executives within the context of responsible cost management;

•	establish a direct link between our financial and operational results and strategic objectives and the compensation of our executives;

•

align the interests and objectives of our executives with those of our stockholders by linking their long-term incentive compensation opportunities to stockholder value creation and their cash incentives to our annual performance; and

•	offer total compensation opportunities to our executives that are competitive, internally consistent and fair.

We structure the annual compensation of our Named Executive Officers using three principal elements: base salary, annual cash bonus opportunities and long-term equity incentive compensation opportunities in the form of equity awards. The design of our executive compensation program is influenced by a variety of factors, with the primary goals being to align the interests of our Named Executive Officers and stockholders and to link pay with performance.

We have not adopted policies or employed guidelines for allocating compensation between current and long-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation. As described below, the Compensation Committee considers a variety of factors in formulating and proposing the appropriate yearly mix among such compensatory elements, including our compensation philosophy and the value of outstanding equity awards granted in prior years.

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Compensation Discussion and Analysis

Compensation-Setting Process

Role of the Compensation Committee

The Compensation Committee discharges the responsibilities of our Board relating to the compensation of our Named Executive Officers. The Compensation Committee reviews and recommends to the Board for approval the compensation of the CEO and the compensation of the non-employee members of the Board. Decisions regarding the compensation of the other Named Executive Officer (“Other NEO”) are made by the Compensation Committee in consultation with, and upon the recommendation of, the CEO. The Compensation Committee has the overall responsibility for overseeing our compensation and benefits policies generally, and overseeing and evaluating the compensation plans, policies and practices applicable to our executive officers.

In carrying out its responsibilities, the Compensation Committee evaluates our compensation policies and practices with a focus on the degree to which these policies and practices reflect our executive compensation philosophy, develops strategies and makes decisions that it believes further our philosophy or align with developments in best compensation practices and reviews the performance of our Named Executive Officers when making decisions with respect to their compensation.

The Compensation Committee’s authority, duties and responsibilities are further described in its charter, which is reviewed annually and revised and updated as warranted. The charter is available on the Company’s website at https://corp.turtlebeach.com/ under the heading “Corporate Governance—Compensation Committee Charter.”

The Compensation Committee retains a compensation consultant (as described below) to provide support in its review and assessment of our executive compensation program which includes analyzing the competitive market for executive pay using a compensation peer group. However, the Compensation Committee exercises its own judgment in formulating and making decisions with respect to the compensation of our Named Executive Officers.

Setting Target Total Direct Compensation

Each year, the Compensation Committee conducts a review of the compensation arrangements of our Named Executive Officers, typically during the first fiscal quarter of the year. As part of this review, the Compensation Committee evaluates the base salary levels, annual target cash bonus opportunities and long-term incentive compensation opportunities of our Named Executive Officers and all related performance criteria.

The Compensation Committee does not establish a specific target for formulating the annual target total direct compensation opportunities of our Named Executive Officers. In formulating and making decisions about the compensation of our Named Executive Officers, the members of the Compensation Committee rely primarily on their general experience and subjective considerations of various factors, including the following:

•	our executive compensation program objectives;

•	our performance against the financial, operational and strategic objectives established by the Compensation Committee and our Board;

•

each individual Named Executive Officer’s knowledge, skills, experience, qualifications and tenure relative to other similarly situated executives at the companies in our compensation peer group and/or selected broad-based compensation surveys;

•

the scope of each Named Executive Officer’s role and responsibilities compared to other similarly situated executives at the companies in our compensation peer group and/or selected broad-based compensation surveys;

•

the prior performance of each individual Named Executive Officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of a team;

•	the potential of each individual Named Executive Officer to contribute to our long-term financial, operational and strategic objectives;

•	the retention risk (and related replacement cost) of each individual Named Executive Officer;

•	our CEO’s compensation relative to that of our other Named Executive Officer;

•	our financial performance relative to our peers;

•

the compensation practices of our compensation peer group and the companies in selected broad-based compensation surveys and the positioning of each Named Executive Officer’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data; and

•	the recommendations of our CEO with respect to the compensation of our other Named Executive Officer (except with respect to his own compensation).

33

Compensation Discussion and Analysis

These factors provide the framework for formulating and making decisions regarding the compensation opportunity for each Named Executive Officer. No single factor is determinative in making these decisions, nor is the impact of any individual factor on the determination of pay levels quantifiable.

The Compensation Committee does not weigh these factors in any predetermined manner, nor does it apply any formulas in formulating and making its compensation decisions for our Named Executive Officers. The members of the Compensation Committee consider this information in light of their individual experience, knowledge of the Company, knowledge of the competitive market, knowledge of each Named Executive Officer and business judgment in making their decisions.

The Compensation Committee engages in a biennial analysis of our executive compensation levels against other companies’ compensation programs and practices to establish our compensation levels with respect to our Named Executive Officers. In formulating and making its decisions, the Compensation Committee reviews information summarizing the compensation paid at a representative group of peer companies, to the extent that the executive positions at these companies are considered comparable to our positions and informative of the competitive environment, and more broad-based compensation surveys to gain a general understanding of market compensation levels.

Role of Management

In discharging its responsibilities, the Compensation Committee works with members of our management, including our CEO. Our management assists the Compensation Committee by providing information on corporate and individual performance, and management’s perspective on compensation matters. The Compensation Committee solicits and reviews our CEO’s proposals (except with respect to his own compensation) with respect to program structures, as well as his recommendations for adjustments to annual cash compensation, long-term incentive compensation opportunities and other compensation-related matters for our Other NEO, based on his evaluation of the other NEO’s performance for the prior year.

The Compensation Committee reviews and discusses our Chief Executive Officer’s proposals and recommendations and considers them as one factor in formulating and making its decisions with respect to the compensation of our Named Executive Officers. Our CEO also attends meetings of our Board and the Compensation Committee at which executive compensation matters are addressed, except with respect to discussions involving his own compensation.

With respect to the design of 2024 executive compensation programs, the Compensation Committee took a more independent role in establishing the key terms of the incentive plans and approved compensation levels.

Role of Compensation Consultant

The Compensation Committee has the sole authority to retain an external compensation consultant to assist it by providing information, analysis and other advice relating to our executive compensation program and the recommendations and decisions resulting from its annual executive compensation review, including the authority to approve the consultant’s reasonable fees and other retention terms. The compensation consultant reports directly to the Compensation Committee and its chair and serves at the discretion of the Compensation Committee, which reviews the engagement annually.

In 2023, the Compensation Committee engaged Compensia, to serve as its compensation consultant and advise on select executive compensation matters and the selection of the compensation peer group.

During 2023, Compensia provided the following services:

•	conducted an annual review and provided recommendations with respect to the compensation peer group;

•	provided detailed short- and long-term incentive compensation design practices;

•	assessed peer group and market best practices for compensating the non-employee members of our Board who are considered independent directors;

•	conducted a detailed market compensation analysis for our CEO and certain other senior executive officer positions;

•	reviewed CEO compensation arrangements;

•	analyzed key terms of the Compensation Committee charter;

•	consulted with the Compensation Committee chair on select topics; and

•	supported the Committee on other ad hoc matters throughout the year.

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Compensation Discussion and Analysis

The terms of Compensia’s engagement include reporting directly to the Compensation Committee chair.

The Compensation Committee has evaluated its relationship with Compensia to ensure that it believes that such firm is independent from management. This review process included a review of the services that Compensia provided, the quality of those services and the fees associated with the services provided during 2023. Based on this review, as well as consideration of the factors affecting independence set forth in Exchange Act Rule 10C-1(b)(4), Rule 5605(d)(3)(D) of the NASDAQ Marketplace Rules and such other factors as were deemed relevant under the circumstances, the Compensation Committee has determined that no conflict of interest was raised as a result of the work performed by Compensia.

Competitive Positioning

The Compensation Committee believes that peer group comparisons are useful guides to measure the competitiveness of our executive compensation program and related policies and practices. For purposes of assessing our executive compensation against the competitive market, the Compensation Committee reviews and considers the compensation levels and practices of a select group of peer companies. This compensation peer group consists of consumer-related technology companies that are similar to us in terms of revenue, market capitalization and industry focus. The competitive data drawn from this compensation peer group is one of several factors that the Compensation Committee uses to formulate and make its decisions every two years with respect to the compensation of our Named Executive Officers.

In November 2022, the Compensation Committee directed Compensia to review the compensation peer group to determine if any adjustments were required in advance of conducting formal assessments to frame 2023 pay decisions. Compensia evaluated the existing peer group based on the same primary selection criteria as used in past years, which included:

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publicly-traded companies headquartered in the United States in the consumer-related technology industry, primarily companies with a focus on audio and video equipment and electronic products and whose products may compete with ours and who recruit from similar employee talent pools;

•

similar revenues — within a range of approximately 0.5x to approximately 2.5x of our then-trailing four quarters’ revenue of approximately $249 million (approximately $125 million to approximately $625 million); and

•

similar market capitalization — within a range of approximately 0.25x to approximately 4.0x of our then-market capitalization of approximately $110 million, which was expanded to account for market volatility (approximately $100 million to approximately $1.5 billion).

The Compensation Committee determined that no adjustments should be made and approved the following peer group for 2023:

Agilysys	Digi International	Iteris
Arlo Technologies	Digital Turbine	Universal Electronics
Avid Technology	EMCORE	Voxx International
CalAmp	GoPro
Corsair Gaming	Harmonic

In July 2023, the Compensation Committee commenced a process to assess the selection criteria and peer group companies to account for changes in our business and financial profile. The goal of the process was to ensure the peer group underlying our competitive market analysis was appropriate and defensible. Based on the review, six companies that were outside the revenue or market capitalization ranges and/or deemed not close business matches were removed (Agilsys, Harmonic, Digital Turbine, CalAmp, EMCORE and VOXX International). Eight companies, all included in Institutional Shareholder Services’ self-constructed peer group, in a similar industry sector and within both the revenue and market capitalization ranges (Applied Optoelectronics, AstroNova, Aviat Networks, KVH Industries, Lantronix, PAR Technology, PCTEL and Quantum) were added. In October 2023, the Compensation Committee formally approved the 2024 peer group as listed below:

Applied Optoelectronics	Corsair Gaming	Lantronix
Arlo Technologies	Digi International	PAR Technology
AstroNova	GoPro	PCTEL
Aviat Networks	Iteris	Quantum
Avid Technology	KVH Industries	Universal Electronic

Compensation Elements

Generally, our executive compensation program consists of three principal elements – annual base salary, annual cash bonus opportunities and long-term incentive compensation opportunities in the form of equity awards. Our executive compensation

35

Compensation Discussion and Analysis

program continues to evolve and respond to stockholder feedback. The 2023 program sought to further align our executive compensation with our performance and business strategy and developments in our broader industry.

Compensation Element	2023 Program Design	Objective

Annual Base Salary	• Moderate adjustments following no increases since 2021	Designed to attract and retain executives by providing fixed compensation in amounts that are competitive in the market and reward performance

Annual Cash Bonus Program

•  Corporate performance metric weighting – financial metrics (70% for CEO and CFO; 60% for other executives) and individual strategic objectives (30% for CEO and CFO; 40% for other executives)

•  Financial performance metrics (and weighting) – net revenue (50%) and Adjusted EBITDA (50%)

•  Bonus payment range – 0% to 200% of target performance

Designed to motivate executives to achieve annual business objectives and provide financial benefits when we meet or exceed these objectives

Long-Term Incentive Compensation Program

•  Equity award mix and weighting – 50% performance stock unit awards and 50% restricted stock unit awards for Mr. Stark; 30% performance stock unit awards and 70% restricted stock unit awards for Messrs. Keirn and Hanson

•  PSU award metrics – revenue growth in excess of market growth (50%) and Adjusted EBITDA margin (50%)

•  PSU award performance period – performance measured over one year with additional time-based vesting for earned units over two years; all pre-established performance levels approved before commencement of performance period

•  PSU award payment cap – 200% of target performance

•  RSU award vesting requirement – equal annual increments over four years

Designed to align the interests of executives and stockholders by motivating executives to create sustainable long-term stockholder value

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Compensation Discussion and Analysis

2023 Target Pay Mix

The Compensation Committee believes that the characteristics of each form of executive compensation are a key driver in determining the allocation of target total direct compensation. The following graphs represent the 2023 target mix of annual target total direct compensation for Messrs. Stark and Hanson. The disclosed equity award percentages below represent the grant date fair value of the PSU awards and RSU awards granted to these Named Executive Officers in 2023, and not the compensation actually paid to or realized by such Named Executive Officers. Mr. Keirn’s pay mix is not included as it was initially determined prior to him serving in a named executive officer role.

Annual Base Salary

Base salary represents the fixed portion of the compensation of our Named Executive Officers and is an important element of compensation intended to attract and retain highly talented individuals. We use base salary to provide each Named Executive Officer with a specified level of cash compensation during the year with the expectation that he will perform his responsibilities to the best of his ability and in our best interests.

Generally, we establish the initial base salaries of our Named Executive Officers through arm’s-length negotiation at the time we hire or promote the individual, taking into account his or her position, qualifications, experience, prior salary level and the base salaries of our other executive officers. Thereafter, the Compensation Committee reviews the base salaries of our Named Executive Officers each year as part of its annual review of our executive compensation program, with input from our CEO (except with respect to his own base salary) and formulates and makes decisions for adjustments as it determines to be reasonable and necessary to reflect the scope of a Named Executive Officer’s performance, individual contributions and responsibilities, position in the case of a promotion and competitive market conditions.

In April 2023, as part of its annual review of our executive compensation program, the Compensation Committee reviewed the annual base salaries of our then-incumbent Named Executive Officers, Messrs. Stark and Hanson, taking into consideration a competitive market analysis prepared by Compensia and the recommendations of Mr. Stark (except with respect to his own base salary), as well as the other factors described in “Compensation-Setting Process—Setting Target Total Direct Compensation” above. Following this review, the Compensation Committee approved 5% increases in the annual base salaries of Messrs. Stark and Hanson.

The annual base salaries of Messrs. Stark and Hanson for 2022 and 2023 were as follows:

Named Executive Officer	2022 Annual Base Salary ($)	2023 Annual Base Salary ($)	Percentage Adjustment (%)

Mr. Stark	$600,000	$630,000	5%

Mr. Hanson	$375,000	$395,000	5%

As described in “Executive Summary—2023 Executive Compensation Highlights—Interim Chief Executive Officer Compensation Arrangements with Mr. Keirn” above, the Compensation Committee increased the annual base salary of Mr. Keirn to $410,000 when he was appointed as our Interim CEO.

37

Compensation Discussion and Analysis

The annual base salaries of our Named Executive Officers during 2023 are set forth in the “2023 Summary Compensation Table” below.

Annual Cash Bonus Program

We use an annual cash bonus program to motivate our Named Executive Officers to achieve our annual business goals. In April 2023, the Compensation Committee approved the 2023 Bonus Plan to provide incentives for our Named Executive Officers to meet or exceed the principal business objectives set forth in our 2023 annual operating plan. Pursuant to the 2023 Bonus Plan, the Compensation Committee formulated and determined a target annual cash bonus opportunity for each participant in the plan and corporate and individual performance goals for the plan, with awards payable based on our 2023 actual performance. The Compensation Committee determined that 70% of our then-incumbent Named Executive Officers’ target annual cash bonus opportunities would be based on corporate performance and 30% on their individual performance. Other executives’, including Mr. Keirn’s, bonus opportunity was based 60% on corporate performance and 40% on their individual performance. Under the 2023 Bonus Plan, payments were to be made based on our performance with respect to each of the corporate performance metrics and the individual performance metrics to the extent to which each objective was achieved for the year.

Target Annual Cash Bonus Opportunities

For purposes of the 2023 Bonus Plan, cash bonuses were to be based upon a specific percentage of each Named Executive Officer’s annual base salary. In April 2023, as part of its annual review of our executive compensation program, the Compensation Committee reviewed the target annual cash bonus opportunities of our then-incumbent Named Executive Officers, Messrs. Stark and Hanson, taking into consideration a competitive market analysis prepared by Compensia and the recommendations of Mr. Stark (except with respect to his own target annual cash bonus opportunity), as well as the other factors described in “Compensation-Setting Process—Setting Target Total Direct Compensation” above. Following this review, the Compensation Committee determined to set the target annual cash bonus opportunities for 2023 for Messrs. Stark, Hanson and Keirn as follows:

Named Executive Officer	2023 Target Annual Cash Bonus Opportunity (as a percentage of base salary) (%)	2023 Target Annual Cash Bonus Opportunity ($)

Mr. Stark	100%	$630,000

Mr. Hanson	70%	$276,500

Mr. Keirn	80%	$328,000

Potential annual cash bonuses for our Named Executive Officers under the 2023 Bonus Plan could range from zero to 200% of their target annual cash bonus opportunity.

Corporate Performance Metrics

Under the 2023 Bonus Plan, Messrs. Stark, Hanson and Keirn were eligible to receive payments with respect to their target annual cash bonus opportunities based upon our achievement of one or more corporate performance metrics that were selected by the Compensation Committee. Consistent with the 2022 Bonus Plan, the Compensation Committee selected net revenue and Adjusted EBITDA as the two equally weighted corporate financial performance metrics for 2023. The Compensation Committee believed these two financial performance metrics were appropriate because, in its view, they were strong indicators of successful execution of our annual operating plan and they provided a strong emphasis on growth while managing expenses and strengthening our customer and employee relationships. The Compensation Committee also believed these metrics would also most directly influence the creation of sustainable long-term stockholder value.

For purposes of the 2023 Bonus Plan:

•	“Net revenue” meant our GAAP net revenue, as reflected in our audited financial statements for 2023; and

•

“Adjusted EBITDA” meant our net income (loss) before interest, taxes, depreciation and amortization, stock-based compensation (non-cash) and certain non-recurring special items that the Compensation Committee believed are not representative of core operations.

The payment scale for each of these corporate performance metrics is set forth below. To the extent that performance for any metric was below the threshold performance level, there would be no payment with respect to that metric. In addition, the potential payment for any metric was capped at the maximum performance level. Achievement levels and payment

2024 Proxy Statement	38

Compensation Discussion and Analysis

percentages for performance between the threshold and maximum performance levels were developed by the Compensation Committee. Payment for performance for points between those reflected in the table were calculated using straight-line interpolation.

Performance Level	Net Revenue (Weighted 50%)			Adjusted EBITDA (Weighted 50%)
	Revenue ($)	Payment (percentage of target)		Adjusted EBITDA ($)	Payment (percentage of target)

Below Threshold	<$232,000,000	-0-		<$4,100,000	-0-
Threshold	$232,000,000	50%		$4,100,000	40%

Target	$272,800,000	100%		$6,800,000	100%
Maximum	$491,040,000	500	%(1)	$10,000,000	200%

(1)	Although payout for the net revenue target has a maximum of 500%, the maximum overall bonus payout is capped at 200% of overall target.

Individual Performance Metrics

Specific quantified and non-quantified individual performance metrics represented a portion of our Named Executive Officers’ target annual cash bonus opportunities as set forth above. The Compensation Committee approved the following individual performance metrics for each Named Executive Officer for purposes of the 2023 Bonus Plan:

•

Mr. Stark’s objectives were related to his function as our CEO. His individual performance objectives included growing our market share in console headsets in the US and major EU markets, positioning the Company for revenue and margin growth, and managing our PC products business to be in a position to achieve 2024 goals.

•

Mr. Hanson’s objectives were related to his function as our CFO. His individual performance objectives included positioning the Company for revenue and margin growth, delivering accurate forecasts and high-quality, on-time quarterly and annual reporting, driving cost improvements and operating expense efficiency, and establishing targeted inventory levels.

•

Mr. Keirn’s objectives were related to his functions as our Interim CEO and Senior Vice President, Global Sales. His individual performance objectives included growing our market share in console headsets in the US and major EU markets, positioning the Company for revenue and margin growth, positioning our PC products business to optimize a brand transition, and placing sales of new products to achieve a targeted portion of the Company’s total net revenue.

Annual Cash Bonus Payments

In March 2024, the Compensation Committee determined that, for 2023, our actual net revenue was $258.1 million and our actual Adjusted EBITDA was $6.5 million. Based on these results, our Named Executive Officers received 88% of their target annual cash bonus opportunity with respect to the corporate financial performance metrics.

In addition, in March 2024, Mr. Keirn evaluated the individual performance of Mr. Hanson against each of his individual performance metrics list and the Compensation Committee evaluated the performance of Mr. Keirn against his individual performance metrics, both as listed above. The following table sets forth the target annual cash bonus opportunities and the actual annual cash bonus payments made to Messrs. Keirn and Hanson for 2023 as approved by the Compensation Committee:

	Mr. Keirn		Mr. Hanson
Performance Metric	Weighting	Percentage Achievement Versus Target Performance	Weighting	Percentage Achievement Versus Target Performance

Net Revenue	30%	82%	35%	82%
Adjusted EBITDA	30%	93%	35%	93%

Individual Performance Metrics	40%	108%	30%	104%
Total Payment (as a percentage of target)		96%		93%
Actual Annual Bonus Payment		$313,746		$256,169

39

Compensation Discussion and Analysis

The annual cash bonuses paid to our Named Executive Officers during 2023 are set forth in the “2023 Summary Compensation Table” below.

Long-Term Incentive Compensation

As a technology company that encounters significant competition for qualified personnel, long-term incentive compensation plays a critical role in our ability to attract, hire, motivate and reward qualified and experienced executive officers. The use of long-term incentive compensation in the form of equity awards is necessary for us to compete for qualified executive officers without significantly increasing cash compensation and is the most important element of our executive compensation program. We use equity awards to incentivize and reward our Named Executive Officers for long-term corporate performance based on the value of our Common Stock and, thereby, to align their interests with the interests of our stockholders. The realized value of these equity awards bears a direct relationship to our stock price, and, therefore, these awards are an incentive for our Named Executive Officers to create value for our stockholders. Equity awards also help us retain our Named Executive Officers in a highly competitive market.

In 2023, the Compensation Committee used a combination of PSU awards that may be earned and settled for shares of our Common Stock and/or time-based RSU awards that may be settled for shares of our Common Stock to motivate and reward our Named Executive Officers for long-term increases in the value of our Common Stock. The Compensation Committee believes that these equity awards align the interests of our Named Executive Officers with the interests of our stockholders by providing a significant incentive for them to manage our business from the perspective of an owner with an equity stake in the outcome of our financial and operational results and help us to achieve our retention objectives.

In the case of PSU awards, the Compensation Committee believes that such awards serve as a highly effective source of motivation to our Named Executive Officers to drive our financial performance. In addition, PSU awards provide a direct link between compensation and stockholder return, thereby motivating our Named Executive Officers to focus on and strive to achieve both our annual and long-term financial and strategic goals. In addition, because RSU awards represent the right to receive shares of our Common Stock upon settlement and have value even in the absence of stock price appreciation, the Compensation Committee believes that we are able to incentivize and retain our Named Executive Officers using fewer shares of our Common Stock than would be necessary if we used other equity vehicles, such as stock options, to provide an equity stake in the Company. Since the value of RSU awards increases with any increase in the value of the underlying shares of our Common Stock, RSU awards also serve as an incentive that aligns the long-term interests of our Named Executive Officers with the interests of our stockholders. The Compensation Committee believes that a portfolio of PSU awards and RSU awards appropriately balances the incentive benefits of a performance-based equity award vehicle with the retention and stockholder anti-dilution objectives of a time-based equity award vehicle, enabling us to use our equity compensation resources efficiently.

To date, the Compensation Committee has not applied a rigid formula in determining the size of the equity awards to be granted to our Named Executive Officers. Instead, the Compensation Committee has exercised its judgment as to the amount of the awards after taking into consideration a competitive market analysis prepared by its compensation consultant, the recommendations of our CEO (except with respect to his own equity award), the remaining prospective incentive and retention value of the outstanding equity holdings of each Named Executive Officer (including the current economic value of his unvested equity holdings), the projected impact of the proposed awards on our earnings, the proportion of our total shares outstanding used for annual long-term incentive compensation awards (our “burn rate”) in relation to the annual burn rate ranges of the companies in our compensation peer group and the potential voting power dilution to our stockholders in relation to the median practice of the companies in our compensation peer group, as well as the other factors described in “Compensation-Setting Process—Setting Target Total Direct Compensation” above. Based upon these factors, the Compensation Committee formulates and determines the size of each equity award it decides to grant at levels it considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.

2023 Annual Equity Awards

In April 2023, as part of its annual review of our executive compensation program, and after taking into consideration the factors described above, the Compensation Committee determined to grant our executive officers, including our then-incumbent Named Executive Officers, Messrs. Stark and Hanson, and Mr. Keirn PSU awards and RSU awards. Further, the Compensation Committee determined that 50% of Mr. Stark’s equity award should be in the form of a PSU award with the remaining 50% of the award being the form of a RSU award, while Messrs. Hanson and Keirn received 70% of their equity award in the form of an RSU award and 30% in the form of a PSU award. One-half of the PSUs subject to the PSU awards were to be earned based on our market growth as measured over three consecutive one-year periods, while the

2024 Proxy Statement	40

Compensation Discussion and Analysis

other one-half was to be earned based on our EBITDA performance also as measured over three-one year period. The equity awards granted to Messrs. Stark, Hanson and Keirn for 2023 were as follows:

Named Executive Officer	PSU Award (target number of shares)	PSU Award (grant date fair value)	RSU Award (target number of shares)	RSU Award (grant date fair value)

Mr. Stark	85,000	$851,700	85,000	$851,700

Mr. Hanson	13,500	$135,270	31,500	$315,630

Mr. Keirn	12,000	$120,240	28,000	$280,560

RSU Awards

The RSU awards granted to our Named Executive Officers vest over a four-year period, with one-quarter of the RSUs subject to the award vesting on April 1, 2024, and the remainder of the RSUs subject to the award vesting in equal annual installments until April 1, 2027, contingent upon the applicable Named Executive Officer’s continued employment with or service to us through each applicable vesting date. The RSUs represent a contingent right to receive one share of our Common Stock for each unit that vests, or cash with a value equal to the fair market value of the underlying Common Stock, or a combination thereof. The RSU award is subject to the terms of the 2023 Plan and the applicable award agreement.

2023 Market Growth PSU Awards (50% of PSU Awards)

The Market Growth PSU Awards granted to our Named Executive Officers are to be earned over three consecutive one-year performance periods, with the number of units earned varying between 0% to 200% of the target number of units granted (with the payout range scaling linearly between the measurement points) based on the calculated “earned” units as determined based on our revenue growth exceeding “market” growth for each of 2023, 2024 and 2025:

•	33% may be earned and vest after the first year based on the calendar year 2023 measurement;

•	33% may be earned and vest after the second year based on the calendar year 2024 measurement; and

•	34% may be earned and vest after the third year based on the calendar year 2025 measurement.

Performance Goal for 2023, 2024 and 2025	Percentage of Target PSUs Earned

Market Growth -6%	0%

Market Growth -3%	50%

At Market	80%

Market Growth +3%	100%

Market Growth +6%	200%

For purposes of the Market Growth PSU awards, “market” is defined as NPD+GFK market sell through size for North America, the United Kingdom, France and Germany for all gaming headsets, keyboards and mice.

2023 EBITDA Margin PSU Awards (50% of PSU Awards)

The EBITDA Margin PSU Awards granted to our Named Executive Officers are to be earned over three consecutive one-year performance periods, with the number of units earned varying between 0% to 200% of the target number of units granted (with the payout range scaling linearly between the measurement points) based on the calculated “earned” units as determined based on our Adjusted EBITDA as a percentage of net revenue for 2023, 2024 and 2025:

•	33% may be earned and vest after the first year based on the calendar year 2023 measurement;

•	33% may be earned and vest after the second year based on the calendar year 2024 measurement; and

•	34% may be earned and vest after the third year based on the calendar year 2025 measurement.

41

Compensation Discussion and Analysis

2023 EBITDA Percentage	2024 EBITDA Percentage	2025 EBITDA Percentage	Percentage of Target PSUs Earned	2023 EBITDA Calculation 272.8 (plan revenue in millions)

0%	0%	0%	0%	$0

1.4%	3.0%	5.0%	50%	$3.8

2.0%	4.5%	6.5%	75%	$5.5

2.7%	6.0%	8.0%	100%	$7.4

3.4%	7.5%	10.0%	125%	$9.3

4.1%	8.7%	11.5%	150%	$11.2

5.4%	10.0%	13.0%	200%	$14.7

In the event of a change in control of the Company, with respect to the PSU awards, the performance period will be truncated at the change in control date. If performance through the change in control date is measurable, the actual number of units earned will be determined and converted to a time-based RSU award vesting over the remainder of the performance period. If performance through the change in control date is not measurable, the target number of units will be considered earned and converted to a time-based RSU award vesting over the remainder of the performance period. In the event that a Named Executive Officer’s employment is terminated without “cause” or such Named Executive Officer resigns for “good reason” during the one-year period immediately following the change in control of the Company, then the vesting of the time-based RSU awards earned pursuant to the foregoing sentence will be accelerated in full.

Results of 2023 PSU Awards Tied to 2023 Performance

In March 2024, the Compensation Committee reviewed and evaluated our 2023 market growth and Adjusted EBITDA for purposes of the first performance period of the 2023 PSU Awards. The Compensation Committee determined that our actual revenue growth of 115% exceeded the maximum performance level of 110%, resulting in 200% of the target number of units subject to the Market Growth PSU Awards allocated to our 2023 performance. Our Adjusted EBITDA of 2.54% was slightly above the target performance level, yielding a payout of 93.4% of the target number of units subject to the EBITDA PSU Awards allocated to our 2023 performance of target awards.

	2023 PSU Awards: Market Growth		2023 PSU Awards: EBITDA Margin
Named Executive Officer	Target PSUs Granted (#)	Actual PSUs Earned (#)	Target PSUs Granted (#)	Actual PSUs Earned (#)	Total PSUs Earned for 2023 Performance

Mr. Keirn	2,000	4,000	2,000	1,868	5,868

Mr. Hanson	2,250	4,500	2,250	2,101	6,601

Results of 2021 and 2022 PSU Awards Tied to 2023 Performance

In March 2024, the Compensation Committee reviewed and evaluated our 2023 market growth and Adjusted EBITDA for purposes of the third performance period of the 2021 PSU Awards and second performance period of the 2022 PSU Awards. The Compensation Committee determined that our actual revenue growth of 115% exceeded the maximum performance level of 110%, resulting in 200% of the target number of units subject to the 2021 and 2022 Market Growth EBITDA PSU Awards earned. We did not achieve the threshold performance level for Adjusted EBITDA to earn a payout for the 2021 and 2022 PSU awards based on our Adjusted EBITDA performance.

	2021 PSU Awards		2022 PSU Awards
Named Executive Officer	Target PSUs Granted (#)	Actual PSUs Earned (#)	Target PSUs Granted (#)	Actual PSUs Earned (#)	Total PSUs Earned for 2023 Performance (#)

Mr. Keirn	4,000	4,000	4,666	4,666	4,666

Mr. Hanson	4,000	4,000	5,334	5,334	5,334

2024 Proxy Statement	42

Compensation Discussion and Analysis

Deferred Stock Award for Mr. Keirn

In connection with his appointment as our Interim CEO, the Compensation Committee agreed to grant Mr. Keirn a deferred stock award, subject to the terms and conditions of the 2023 Plan and pursuant to the terms and conditions set forth in the written agreement evidencing the award. The terms of the deferred stock award provide that, among other things, in consideration for his service as Interim CEO, Mr. Keirn would receive shares of our Common Stock in an amount equal to $10,000 per month for each month that he serves as Interim CEO, prorated for any partial month of service and calculated on a monthly basis by using the 30-day average of the closing price of shares of our Common Stock as reported on the Nasdaq Global Market immediately prior to and including the last calendar day of the applicable month of service. Such deferred stock was not to become vested or payable until we appointed a permanent CEO.

During 2023, the Compensation Committee granted Mr. Keirn the following deferred stock awards from the months of July through December 2023:

Calendar Month	Number of Deferred Shares Granted

July 2023	903

August 2023	887

September 2023	1,019

October 2023	1,171

November 2023	1,011

December 2023	900

Total	5,891

As a result of Mr. Keirn’s appointment as our CEO on March 13, 2024, his 5,891 deferred shares of our Common Stock granted in 2023 vested in full.

The equity awards granted to our Named Executive Officers during 2023 are set forth in the “2023 Summary Compensation Table” and the “2023 Grants of Plan-Based Awards Table” below.

Health and Welfare Benefits

Our Named Executive Officers are eligible to participate in the same employee benefit plans, and on the same terms and conditions, as all other full-time, salaried U.S. employees. These benefits include, but are not limited to, medical, dental, and vision insurance, group life insurance, an employee assistance program, health savings and flexible spending accounts, advocacy resources, short-term and long-term disability insurance and supplemental insurance. We also provide vacation and other paid holidays to all employees, including our Named Executive Officers.

We maintain a Section 401(k) retirement savings plan (the “Section 401(k) Plan”) for the benefit of our eligible employees, including our Named Executive Officers, under which participants are permitted to contribute a percentage of their compensation on a pre-tax basis, subject to limits in the U.S. Internal Revenue Code of 1986, as amended (the “Code”). Our executive officers are eligible to participate in the Section 401(k) Plan on the same basis as our other employees.

We design our employee benefits programs to be affordable and competitive in relation to the market as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

Perquisites and Other Personal Benefits

Currently, we do not provide perquisites or other personal benefits to our Named Executive Officers except as generally made available to our employees. In 2023, none of our Named Executive Officers received perquisites or other personal benefits in amounts equal to or greater than $10,000.

In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.

43

Compensation Discussion and Analysis

Other Compensation Policies

Hedging and Pledging Restrictions

Under our Securities Trading Policy, our employees (including our executive officers) and the non-employee members of our Board are prohibited from engaging in the following transactions:

•

Short Sales. Short sales of our securities, unless part of an approved hedging transaction as described below. In addition, Section 16(c) of the Exchange Act prohibits our executive officers and the non-employee members of our Board from engaging in short sales.

•	Publicly-Traded Options. Transactions in put options, call options or other derivative securities of the Company on an exchange or in any other organized market.

•

Hedging Transactions. Hedging or monetization transactions through a number of possible mechanisms, including financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, unless approved in advance by our Compliance Officer.

•

Margin Accounts and Pledges. Holding our securities in a margin account where such securities could be sold to meet a margin call or pledging such securities as collateral for a loan, unless subject to advance written approval by our Compliance Officer.

Compensation Recoupment (“Clawback”) Policy

In the event that we are required to restate our financial statements due to material non-compliance with any financial reporting requirements under the federal securities laws, our Board will take such action as it deems necessary to remedy the misconduct, prevent its recurrence, and, if appropriate based on all relevant facts and circumstances, take remedial action against any responsible employee or executive officer in a manner it deems appropriate.

Under the Executive Management Compensation Recoupment and Clawback Provision of our Code of Conduct, our Board will, to the fullest extent permitted by governing law, and as our Board deems necessary and appropriate, require reimbursement of any bonus or incentive compensation awarded to an executive officer or employee or effect the cancellation of unvested restricted, deferred stock awards previously granted to the executive officer or employee if and to the extent that: (i) the amount of the bonus, incentive compensation, or stock award was calculated based upon the achievement of certain financial results that would not have been met had the financial results been properly reported, (ii) the executive officer or employee engaged in intentional misconduct that caused or partially caused the need for the restatement, and (iii) the amount of the bonus, incentive compensation, or stock award that would have been awarded to the executive officer or employee had the financial results been properly reported would have been lower than the amount actually awarded.

In addition, in October 2023, the Board adopted the Turtle Beach Compensation Recoupment Policy (the “Clawback Policy”) to comply with Exchange Act Rule 10D-1 and Listing Rule 5608 of the Nasdaq Stock Market. Under the Clawback Policy, in the event that we are required to restate our financial statements we will reasonably promptly recover from an “executive officer” (as defined in the Clawback Policy) the amount of any erroneously awarded “incentive-based compensation” (as defined in the Clawback Policy) that is “received” by such executive officer during the three completed fiscal years immediately preceding the date on which we are required to restate our financial statements. The amount of erroneously awarded incentive-based compensation will be the excess of the incentive-based compensation received by the executive officer (whether in cash or in shares) based on the erroneous data in the original financial statements over the incentive-based compensation (whether in cash or in shares) that would have been received by the executive officer had such incentive-based compensation been based on the restated results. Such recovery is not dependent on fraud or misconduct by any executive officer in connection with the financial restatement.

Equity Award Grant Policy

The Compensation Committee has adopted a policy to facilitate compliance with applicable legal, accounting and tax requirements in connection with the grant of equity awards, including, but not limited to, stock options and RSU awards. Generally, the Compensation Committee expects annual equity awards to be granted to certain current employees in the month of April each year (the “Annual Grants”), consistent with past practice. In addition, the Compensation Committee will seek to grant all equity awards other than Annual Grants on the 16th day of the second month of each calendar quarter (a “Target Grant Date”) and will generally avoid doing so during the period starting 14 days prior to the date of the public issuance of any press release disclosing our results of operation and financial condition and ending 10 days after such date (the “Limited Period”). Notwithstanding the foregoing, if a Target Grant Date falls within a Limited Period, the applicable equity awards will still be granted on the Target Grant Date unless our General Counsel or Chief Compliance Officer determines that circumstances would render it advisable to delay the grant of the awards until after the end of the Limited Period.

2024 Proxy Statement	44

Compensation Discussion and Analysis

Stock Ownership Guidelines

We maintain stock ownership guidelines for the non-employee members of our Board and our CEO. Under the guidelines, our CEO must own shares of our Common Stock and vested awards with a value equal to three times his annual base salary within five years of appointment. Mr. Keirn has the last trading date of 2029 to achieve this guideline. Additional information on stock ownership guidelines for the non-employee members of our Board can be found under “Director Compensation”.

Risks Related to Our Compensation Policies and Practices

The Compensation Committee is responsible for reviewing the Company’s compensation policies and practices to assess whether they lead to excessive risk-taking behavior. In connection with such review, the management team performed a risk assessment of our executive and employee incentive and equity compensation programs and governance practices. The purpose of this review was to determine whether such programs might encourage excessive risk-taking behavior that could be reasonably likely to have a material adverse effect on the Company.

Management’s 2023 assessment took into consideration many factors, including but not limited to:

•	Compensation philosophy;

•	Pay mix;

•	Performance measures (non-sales plans);

•	Goal setting and payout formula (non-sales plans);

•	Payment and timing adjustments (non-sales plans);

•	Sales commission plans;

•	Equity incentive structure and policies;

•	Risk mitigators (ownership guidelines, clawback policy, insider trading policy, etc.);

•	Controls; and

•	General governance and other Compensation Committee charter items.

Compensia, the Committee’s independent compensation consultant, reviewed management’s assessment and agreed with the findings. The Compensation Committee then reviewed the findings and concluded that the Company’s compensation policies and practices do not provide incentives to take risks that could be reasonably likely to have a material adverse effect on the Company.

Tax and Accounting Considerations

The Compensation Committee takes the applicable tax and accounting requirements into consideration in designing and overseeing our executive compensation program.

Deductibility of Executive Compensation

Under Section 162(m) of the Code, compensation paid to our “covered executive officers” (which include our CEO and CFO), and except for certain “grandfathered” arrangements, will not be deductible to the extent it exceeds $1 million. While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.

Accounting for Stock-Based Compensation

The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), the standard which governs the accounting treatment of certain stock-based compensation. Among other things, ASC Topic 718 requires us to record a compensation expense in our income statement for all equity awards granted to our executive officers and other employees. This compensation expense is based on the grant date “fair value” of the equity award and, in most cases, will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This compensation expense is also reported in the compensation tables below, even though recipients may never realize any value from their equity awards.

45

Compensation Committee Interlocks and Insider Participation

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

L. Gregory Ballard and William E. Keitel served as members of the Compensation Committee through April 30, 2023. Brian Stech served as a member of the Compensation Committee through July 6, 2023. Julia W. Sze was appointed to the Compensation Committee on May 1, 2023, and William Wyatt was appointed to the Compensation Committee on June 1, 2023. Michelle D. Wilson served as member of the Compensation Committee during all of fiscal year 2023 and as chair of the Compensation Committee since May 1, 2023. None of such persons is or was formerly an officer of the Company. During 2023, no interlocking relationships existed between any member of the Company’s Board or Compensation Committee and any member of the board of directors or compensation committee of any other company.

2024 Proxy Statement	46

Compensation Committee Report

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on such review and discussion, our Compensation Committee recommended to the full Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

COMPENSATION COMMITTEE

Michelle D. Wilson, Chair

Julia Sze

William Wyatt

47

Executive Compensation

EXECUTIVE COMPENSATION

The following tables provide information regarding the compensation of our Named Executive Officers for 2023, 2022, and 2021.

2023 Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary $(1)	Stock Awards $(2)		Option Awards $	Non-Equity Incentive Plan Compensation $(3)	All Other Compensation $(4)	Total ($)

Cris Keirn(5) Interim Chief Executive Officer and SVP Global Sales	2023	390,000	460,658		0	313,746	49,078	1,213,482

Juergen Stark(6)	2023	331,154	1,703,400		0	315,000	4,094,028	6,443,582

Former Chief Executive	2022	600,000	2,976,312		0	247,500	44,589	3,868,401

Officer, President	2021	586,539	2,743,000		0	528,459	55,189	3,913,187

John T. Hanson	2023	389,615	450,900		0	256,169	30,235	1,126,919
Chief Financial Officer and Treasurer	2022	375,000	972,884		0	117,366	27,210	1,492,460
	2021	372,308	932,620	(7)	0	203,718	34,944	1,543,590	(7)

(1)	Reflects total cash salary paid to each Named Executive Officer during each calendar year.

(2)

Amounts shown in this column do not reflect actual compensation received by the Named Executive Officers. The “Stock Awards” column reports the grant date fair value of stock awards, which for 2023 included a PSU award and a RSU award, in accordance with the provisions of ASC 718 for awards granted during the applicable year and assume no forfeiture rate derived in the calculation of the grant date fair market value. Assumptions used in calculating the value of stock awards are included in Note 10 in the notes to our financial statements included in our most recent Annual Report on Form 10-K. As the PSU awards granted in 2023 are subject to performance conditions, the amount reported in the table above reflects the value at grant date based upon the probable outcome of such conditions as of the grant date. Assuming the maximum performance level was probable on the grant date, the grant date fair value for the PSU awards would have been $240,480 for Mr. Keirn, $1,703,400 for Mr. Stark and $270,540 for Mr. Hanson. See “Compensation Discussion & Analysis-Results of 2023 PSU Awards Tied to 2023 Performance” for year 1 vesting amounts of PSU awards granted in 2023 and “Compensation Discussion & Analysis-Results of 2021 and 2022 PSU Awards Tied to 2023 Performance” for the year 3 and year 2 vesting amounts of PSU awards granted in 2021 and 2022, respectively.

(3)	Amounts reflect actual payouts under the 2023 Bonus Plan.

(4)

The amounts reported in the “All Other Compensation” column include the employer portion of payments pursuant to the Company’s medical and dental plans and matching of 401(k) contributions available to all employees. “All Other Compensation” for Mr. Stark in 2023 additionally includes the following amounts under the Stark Separation Agreement: (i) salary continuation payments totaling $290,769 in 2023; (ii) a COBRA subsidy totaling $22,772 in 2023; (iii) and acceleration of his outstanding equity awards with a fair value on the date of acceleration totaling $3,733,050.

(5)	Mr. Keirn began serving as the Company’s Interim CEO and SVP Global Sales on July 1, 2023 and later became the CEO on March 13, 2024.

(6)	Mr. Stark served as the Company’s CEO and President until June 30, 2023.

(7)

The amount of stock awards for 2021 previously reported in the Summary Compensation Table in our definitive proxy statements filed with the SEC on May 26, 2023 and May 20, 2022 was 987,480, which included a grant of 18,000 PSUs when Mr. Hanson was only awarded 16,000 PSUs in 2021. The amount of stock awards and the amount of total compensation for 2021 previously reported for Mr. Hanson has been revised to correct this mathematical error.

2024 Proxy Statement	48

Executive Compensation

Grants of Plan-Based Awards Table

The following table sets forth each grant made to our Named Executive Officers in 2023 under the plans established by the Company in the amounts granted on such dates.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Cris Keirn	4/24/2023	116,112	328,000	656,000
	4/1/2023				6,000	12,000	24,000				$120,420
	4/1/2023							28,000			$280,560
	7/31/2023							903			$10,159
	8/31/2023							887			$9,642
	9/29/2023							1,019			$9,247
	10/31/2023							1,171			$9,520
	11/30/2023							1,011			$11,434
	12/29/2023							900			$9,855
Juergen Stark	4/24/2023	236,250	630,000	1,260,000
	4/1/2023				42,500	85,000	170,000				$851,700
	4/1/2023							85,000			$851,700
John T. Hanson	4/24/2023	105,761	276,500	553,000
	4/1/2023				6,750	13,500	27,000				$135,270
	4/1/2023							31,500			$315,360

(1)

These columns consist of the annual cash bonus opportunities for 2023 payable pursuant to the terms of the 2023 Bonus Plan. See the “Compensation Discussion & Analysis” for a description of the 2023 Bonus Plan and the “2023 Summary Compensation Table” above for the actual amounts earned and/or paid out under the 2023 Bonus Plan.

(2)

These columns reflect the threshold, target, and maximum number of units payable under the PSU awards granted on April 1, 2023. For purposes of the threshold number of units payable under the PSU awards, the number of units was determined based on 50% of the target number of units. However, the Market Growth PSU award has a 25% threshold in the 2023 and 2024 performance years, See the “Compensation Discussion & Analysis” for a description of the performance metrics applicable to the PSU awards granted in 2023. The actual payout amounts depend on the satisfaction of the performance metrics over the applicable performance period. Grant date values are determined in accordance with ASC Topic 718.

(3)

This column reflects the number of time-based RSUs granted to our Named Executive Officers in 2023. Grant date values are determined in accordance with ASC Topic 718. See the “Compensation Discussion & Analysis” for further discussion of the RSUs granted in 2023.

49

Executive Compensation

2023 Outstanding Equity Awards at Fiscal Year-End Table

The following table presents information regarding all outstanding equity awards held by each of our Named Executive Officers on December 31, 2023.

		Option Awards				Stock Awards

	Grant Date	Number of Securities Underlying Options Exercisable	Number of Securities Underlying Options Unexercisable(1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Cris Keirn	04/01/2019	19,167	0	$12.10	4/1/2029
	04/01/2020	8,021	4,584	$5.95	4/1/2030
	04/01/2020					6,875	(2)	$75,281
	04/01/2021					9,000	(3)	$98,550
	04/01/2022					15,750	(4)	$172,463
	04/01/2023					28,000	(5)	$306,600
	04/01/2021								1,020	(6)	$11,169
	04/01/2022								2,345	(6)	$25,678
	04/01/2023								6,000	(6)	$65,700
	07/31/2023					903	(7)	$9,888
	08/31/2023					887	(7)	$9,713
	09/29/2023					1,019	(7)	$11,158
	10/31/2023					1,171	(7)	$12,822
	11/30/2023					1,011	(7)	$11,070
	12/29/2023					900	(7)	$9,855
Juergen Stark(8)	05/29/2015	70,000	0	$7.24	6/30/2024
	04/01/2019	105,000	0	$12.10	6/30/2024
	04/01/2020	52,500	0	$5.95	6/30/2024
John T. Hanson	11/13/2017	2,696	0	$2.04	11/13/2027
	04/11/2018	29,391	0	$3.12	4/11/2028
	04/01/2019	14,167	0	$12.10	4/1/2029
	04/01/2020	28,646	4,584	$5.95	4/1/2030
	04/01/2020					6,875	(2)	$75,281
	04/01/2021					9,000	(3)	$98,550
	04/01/2022					18,000	(4)	$197,100
	04/01/2023					31,500	(5)	$344,925
	04/01/2021								1,020	(6)	$11,169
	04/01/2022								2,680	(6)	$29,346
	04/01/2023								6,750	(6)	$73,913

(1)

Options vest with respect to 25% of the shares underlying the option on the first anniversary of the grant date and the remaining underlying shares on a monthly basis thereafter for the next 36 months.

(2)	As of December 31, 2023, these RSU awards vest in equal annual installments until April 1, 2024.

(3)	As of December 31, 2023, these RSU awards vest in equal annual installments until April 1, 2025.

(4)	As of December 31, 2023, these RSU awards vest in equal annual installments until April 1, 2026.

(5)	As of December 31, 2023, these RSU awards vest in equal annual installments until April 1, 2027.

2024 Proxy Statement	50

Executive Compensation

(6)

Amounts related to PSU awards granted in 2021, 2022 and 2023 are each subject to a three-year performance period, which commenced on January 1, 2021, January 1, 2022 and January 1, 2023, respectively. The amounts shown assume threshold performance is achieved and the market value is based on the closing market price of our Common Stock on December 31, 2023 ($10.95 per share). The actual payout values will depend, among other things, our actual performance through the end of the performance periods and our future stock price.

(7)

These deferred stock awards became vested upon the termination of Mr. Keirn’s appointment as our Interim CEO because of the appointment of a permanent replacement CEO. Upon Mr. Keirn’s appointment as CEO on March 13, 2024, the awards vested in full as of that date.

(8)

Pursuant to the Stark Separation Agreement, on May 1, 2023, the unvested portions of Mr. Stark’s outstanding equity awards immediately vested. See “Post-Employment Compensation Arrangements-Stark Separation Agreement” for more information.

2023 Option Exercises and Stock Vested Table

The following table sets forth information concerning each exercise of stock options and the vesting of restricted stock by our Named Executive Officers during 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($)(4)

Cris Keirn	—	—	27,765	$288,336

Juergen Stark	360,000	$2,517,389	384,288	$4,165,362
John T. Hanson	—	—	28,355	$293,984

(1)	Reflects options exercised during 2023.
(2)	Amount calculated by determining the difference between the market price of the underlying options at exercise and the exercise price of the options.
(3)	Reflects vesting and payment of PSUs and RSUs granted in 2020 – 2022.
(4)	Amount calculated using the closing price per share of our stock on the vesting date.

CEO Pay Ratio

SEC rules require us to disclose the annual total compensation of our PEO for 2023, the median of the annual total compensation of all our employees other than our PEO, as well as their ratio to each other (the “CEO Pay Ratio”). During 2023, Mr. Stark served as our President and CEO until June 30, 2023, and Mr. Keirn began serving as our Interim CEO on July 1, 2023. As permitted by SEC rules, we chose to use the annual total compensation of Mr. Keirn, who was serving as our Interim CEO on December 31, 2023, to calculate our pay ratio. For purposes of this calculation, the cash compensation received by Mr. Keirn has been annualized to represent the actual total compensation of our CEO for 2023. This calculation methodology may not be truly representative of the annual target total direct compensation for our CEO and may be higher in one or more future years. The annual total compensation for Mr. Keirn, and for the median of the annual total compensation of all employees is calculated in accordance with SEC rules applicable to the 2023 Summary Compensation Table. For 2023, these amounts were as follows:

•	Our PEO’s annual total compensation: $1,213,482

•	Our median compensated employee’s annual total compensation: $114,959

•	CEO Pay Ratio: 11 to 1

In determining the median compensated employee based on annual total compensation paid, we chose December 31, 2023 as the determination date. As of this date, we had 252 employees, of which 223 were full-time salaried employees, with the remaining being contract employees. We annualized compensation of employees who were not employed with us for the full year. For our consistently applied compensation measure we used regular earnings paid in 2023, with compensation converted to U.S. dollars using the average exchange rate over 2023 for employees outside of the United States. In determining our median compensated employee and calculating the CEO Pay Ratio, we did not use any of the exemptions permitted under SEC rules.

Once we identified our median compensated employee, we determined that employee’s actual total compensation for 2023 using the same methodology used to calculate the annual total compensation of our named executive officers for purposes of the Summary Compensation Table.

51

Executive Compensation

We believe that the CEO Pay Ratio set forth above is a reasonable estimate for 2023, determined in a manner consistent with SEC rules. The SEC rules for identifying the median compensated employee and calculating the CEO Pay Ratio based on that employee’s annual total compensation permit companies to adopt a variety of methodologies, to apply certain exemptions and to make certain assumptions, adjustments, or estimates that reflect their compensation policies. Accordingly, the CEO Pay Ratio may not be comparable to the pay ratios reported by other companies, which may have used different methodologies, assumptions, adjustments, or estimates in calculating their pay ratios.

Employment Arrangements

As of December 31, 2023, we did not have formal written employment agreements with either of our incumbent Named Executive Officers, Messrs. Keirn and Hanson. However, the terms and conditions of Messrs. Keirn’s and Hanson’s employment are set forth in employment offer letters entered into by us or our predecessor. Each of these employment offer letters does not have a specific term and provides for “at will” employment (meaning that either we or the Named Executive Officer may terminate the employment relationship at any time without cause). In addition, each Named Executive Officer has agreed to refrain from competing with us or soliciting our employees or customers for a specified period following his termination of employment.

Each of these employment offer letters also provides for post-employment severance payments and benefits in the event of certain terminations of employment, including in connection with a change in control of the Company, as more fully described in “Post-Employment Compensation Arrangements” below. The Compensation Committee believes that these severance payments and benefits provide an incentive to the Named Executive Officers to remain with the Company and serve to align the interests of the Named Executive Officers with the interests of our stockholders, including in the event of a potential acquisition of the Company.

For detailed descriptions of the employment arrangements with our Named Executive Officers, see “Post-Employment Compensation Arrangements” and “Potential Payments upon Termination or Change in Control” below.

Post-Employment Compensation Arrangements

Severance and Change in Control Arrangements

The employment offer letters with our Named Executive Officers provide for certain payments in the event of specified involuntary terminations of employment (including a termination of employment by us “without cause” or a resignation of employment by the Named Executive Officer for “good reason” (as such terms are defined in the employment offer letters (each, a “qualifying termination”)), including in connection with a change in control of the Company. For a description of these payments for Mr. Keirn, see the description of Mr. Keirn’s Interim Chief Executive Officer Compensation Arrangements under “2023 Executive Compensation Highlights”. Pursuant to his offer letter, if Mr. Hanson has a qualifying termination, Mr. Hanson will be entitled to continued annual salary for a period of 6 months and a pro-rata bonus for the fiscal year in which termination occurs.

The applicable provisions of the employment offer letters provide reasonable compensation in the form of severance pay and certain limited benefits to a Named Executive Officer if he leaves our employ under certain circumstances to facilitate his transition to new employment. Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing Named Executive Officer to sign a separation agreement and release of claims in a form and with terms acceptable to us providing for a general release of all claims as a condition to receiving post-employment compensation payments or benefits.

In November 2021, we entered into letter agreements with Messrs. Keirn and Hanson to grant them participation in our Amended and Restated Retention Plan (the “Amended Retention Plan”) as “Extended Participants” (as defined under the Amended Retention Plan), if their employment is terminated by us without “cause” or if they terminate employment for “good reason” during the one-year period following a “change in control” of the Company (the “CIC Protection Period”). However, if Messrs. Keirn and Hanson are entitled to severance payments and benefits under their employment offer letters, then they will only be entitled to the larger benefit for each of the items above as between the severance benefits in such employment offer letter and under the Amended Retention Plan, but not both.

Under the change in control and severance provisions in the employment offer letters, all payments and benefits in the event of a change in control of the Company are payable only if there is a connected loss of employment by a Named Executive Officer (a so-called “double-trigger” arrangement). We use this double-trigger arrangement to protect against the loss of retention value following a change in control and to avoid windfalls, both of which could occur if vesting of either equity or cash-based awards accelerated automatically as a result of the transaction.

We do not use excise tax payments (or “gross ups”) relating to a change in control of the Company and have no such obligations in place with respect to any of our executive officers, including our Named Executive Officers.

2024 Proxy Statement	52

Executive Compensation

We believe that having in place reasonable and competitive post-employment compensation arrangements are essential to attracting and retaining highly qualified executive officers. The Compensation Committee does not consider the specific amounts payable under the post-employment compensation arrangements when formulating and making its decisions with respect to the annual compensation for our Named Executive Officers. We do believe, however, that these arrangements are necessary to offer compensation packages that are competitive.

Stark Separation Agreement

In connection with his termination of employment, we entered into the Stark Separation Agreement. Under the Stark Separation Agreement, in exchange for his agreement to execute and not revoke general releases of claims against the Company and certain other parties, and in further exchange for his continued compliance with his post-employment restrictive covenants in his current agreements, Mr. Stark received the compensation and benefits under the terms of his existing arrangements in the event of his termination of employment with the Company without cause. This compensation and benefits included:

•	continuation of his annual base salary through June 30, 2024;

•	a pro-rated portion of his target annual cash bonus opportunity (equal to $315,000);

•

immediate vesting of the unvested portion of his outstanding equity awards, including tranche three of his 2021 PSU award, tranches two and three of his 2022 PSU award and the entirety of his 2023 PSU award, with each such tranche or award accelerated for the target number of PSUs;

•	the ability to exercise his outstanding stock options until the earlier of June 30, 2024 or the expiration of the originally stated term in each outstanding option; and

•	continued participation in our group health plan for him and his eligible dependents through June 30, 2024.

Under the Stark Separation Agreement, the Company and Mr. Stark are each bound by non-disparagement restrictions with certain exceptions, and Mr. Stark agreed to remain subject to the Clawback Policy.

In addition, on June 26, 2023, we entered the Consulting Agreement, pursuant to which he agreed to provide consulting services as mutually agreed between him and our CEO, the Chairperson of our Board or the Chairperson of the Compensation Committee, Audit Committee or Nominating and Governance Committee. The term of the Consulting Agreement was to end on April 1, 2024 and, in consideration for such consulting services, Mr. Stark was to receive an hourly fee of $700 per hour. The Consulting Agreement was terminated by Mr. Stark on December 1, 2023, without any amount being paid to Mr. Stark.

For detailed descriptions of the post-employment compensation arrangements with our Named Executive Officers, as well as an estimate of the potential payments and benefits payable under these arrangements, see “Potential Payments upon Termination or Change in Control” below.

Potential Payments Upon Termination or Change in Control

Except as otherwise provided, the following narrative and tables set forth the potential payments and the value of other benefits that would vest or otherwise accelerate vesting at, following, or in connection with a qualifying termination.

For each Named Executive Officer, the payments and benefits detailed in the tables below are in addition to any payments and benefits under our plans and arrangements that are offered or provided generally to all salaried employees on a non-discriminatory basis and any accumulated vested benefits for each Named Executive Officer, including any in-the-money stock options vested as of December 31, 2023 (which are set forth in the 2023 Outstanding Equity Awards at Fiscal Year-End Table). The tables assume that employment termination and/or the change in control occurred on December 31, 2023 and a valuation of our Common Stock based on its closing market price per share on December 29, 2023 (the last trading day of 2023) of $10.95 per share. The tables also assume that each Named Executive Officer will take all action necessary or appropriate for such Named Executive Officer to receive the maximum available benefit, such as execution of a release of claims and compliance with restrictive covenants described above.

A description of some elements of the plans, arrangements, and agreements covered by the following tables and which provide for payments or benefits in connection with a termination of employment or change in control are also described under “Compensation Discussion and Analysis” above. The footnotes to the tables describe the assumptions that were used in calculating the amounts described below.

As described above in “Compensation Discussion and Analysis”, Mr. Stark’s employment with the Company terminated effective as of the close of business on June 30, 2023. As he incurred a termination prior to the end of the year, the amounts

53

Executive Compensation

included in the table below for Mr. Stark disclose the severance payments and benefits and accelerated equity value actually paid by the Company to Mr. Stark in connection with Mr. Stark’s termination from employment with the Company.

NEO	Base Salary Continuation(1)	Bonus Continuation(2)	Benefit Continuation(3)	Deferred Stock Value(4)	Equity Awards(5)(6)	Total
Cris Keirn(7)
Qualifying Termination other than within CIC Protection Period	$410,000	$328,000	$31,800	$64,506	$—	$834,306
Qualifying Termination within CIC Protection Period	$410,000	$328,000	$31,800	$64,506	$954,567	$1,788,903
Juergen Stark
Termination effective as of June 30, 2023	$290,769	$315,000	$22,772	$—	$3,733,050	$4,361,592
John T. Hanson
Qualifying Termination other than within CIC Protection Period	$197,500	$276,500	$—	$—	$—	$474,000
Qualifying Termination within CIC Protection Period	$395,000	$276,500	$31,800	$—	$1,048,657	$1,751,957

(1)

The Base Salary Continuation amounts for Mr. Keirn and Mr. Hanson assume base salary amounts in effect on December 31, 2023, payable over the severance period applicable for the Named Executive Officer. The severance periods for qualifying terminations occurring other than within the CIC Protection Period are 12 months and 6 months for Mr. Keirn and Mr. Hanson, respectively. The severance periods for qualifying terminations occurring within the CIC Protection Period are 12 months for both Mr. Keirn and Mr. Hanson. The Base Salary Continuation amount for Mr. Stark reflects the aggregate amount of Base Salary Continuation paid to Mr. Stark for the period from July 1, 2023 through December 31, 2023 based on an annual base salary amount of $630,000. The Company will continue to pay Mr. Stark Base Salary Continuation through June 30, 2024 in an aggregate amount of $339,231.

(2)

The Bonus Continuation amounts for each of Mr. Keirn and Mr. Hanson are determined based on 100% of Mr. Keirn’s and Mr. Hanson’s target bonuses as of December 31, 2023. The Bonus Continuation amount for Mr. Stark reflects the pro-rated portion of Mr. Stark’s target annual bonus for 2023, which was paid to Mr. Stark in a lump sum payment.

(3)

The Benefit Continuation amount for Mr. Keirn assumes an estimated cost of $2,650 per month, payable over the 12-month severance period for Mr. Keirn. The Benefit Continuation amount for Mr. Stark reflects the amount of the employer portion of the COBRA premium rate ($3,795) for continued participation in the Company’s group health plan for Mr. Stark and his eligible dependents for period from July 1, 2023 through December 31, 2023. The Company will continue to pay Mr. Stark Benefit Continuation through June 30, 2024 in an aggregate amount of $22,772.

(4)

The Deferred Stock Value amount for Mr. Keirn assumes that the vesting of the shares of Common Stock granted to Mr. Keirn under deferred stock awards as of December 31, 2023, which is 5,891 shares, will be accelerated as of the termination date for all qualifying terminations. The value of such shares is calculated by multiplying the number of such shares that would be subject to accelerated vesting by the price per share of our Common Stock of $10.95 on December 29, 2023.

(5)

The Equity Awards amount for Mr. Kerin and Mr. Hanson assume that the vesting of all unvested stock options, RSUs and PSUs will be accelerated as of the termination date for all qualifying terminations occurring within the CIC Protection Period. The value for stock options is calculated by multiplying the number of unvested shares that would be subject to accelerated vesting by the difference between the closing price per share of our Common Stock of $10.95 on December 29, 2023 and the exercise price of the applicable stock option. The value for RSUs and PSUs is calculated by multiplying the number of unvested shares that would be subject to accelerated vesting by the price per share of our Common Stock of $10.95 on December 29, 2023.

(6)

The Equity Award amount for Mr. Stark reflects the aggregate payout to Mr. Stark in connection with the immediate vesting of the unvested portion of Mr. Stark’s outstanding equity awards as of May 1, 2023. The value for stock options is calculated by multiplying the number of unvested shares of Common Stock subject to accelerated vesting (26,355 shares) by the difference between the closing price per share of our Common Stock of $10.98 on May 1, 2023 and the exercise price of the applicable stock option ($5.95). The value for RSUs and PSUs is calculated by multiplying the number of unvested shares subject to accelerated vesting (182,695 and 145,218, respectively) by the price per share of our Common Stock of $10.98 on May 1, 2023.

(7)	The amounts in this table for Mr. Keirn reflect payments under the Keirn Offer Letter in effect as of December 31, 2023.

2024 Proxy Statement	54

Pay Versus Performance

PAY VERSUS PERFORMANCE
The Compensation Committee approves and administers our executive compensation program, which it designs to attract, incentivize, reward, and retain our executive officers. Our program aligns our executive officer’s pay with our stockholder interests and links pay to performance through a combination of short-term and long-term incentive compensation programs. This high utilization of incentive compensation results in higher total realized pay when our executive officers exceed the Compensation Committee-approved performance targets. Conversely, failure to achieve the approved targets results in lower realized pay, including the possibility that some awards pay zero at the end of their performance period.
As required by Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between the compensation actually paid (as calculated under applicable SEC rules) to our CEO and other Named Executive Officers and certain aspects of our financial performance. For further information concerning our pay for performance philosophy and how the Company aligns executive compensation with performance, please refer to the “
Compensation Discussion and Analysis
.”
2023
Pay-Versus-Performance
Table

							Value of Initial Fixed $100 Investment Based On:
Year (a)	Summary Compensation Table Total for PEO 1 (1) (b)	Compensation Actually Paid to PEO 1 (2) (c)	Summary Compensation Table Total for PEO 2 (1) (d)	Compensation Actually Paid to PEO 2 (2) (e)	Summary Compensation Table Total for Non-PEO Named Executive Officer (1) (f)	Compensation Actually Paid to Non-PEO Named Executive Officer (2) (g)	Total Shareholder Return (3)	Peer Group Total Shareholder Return (4)	Net Income (5)	Adjusted EBITDA (6)
2023	$6,443,582	$7,195,056	$1,213,481	$1,496,725	$1,126,919	$1,420,347	$116	$116	($17,679,000)	$6,494,000
2022	$3,868,401	($919,661)	N/A	N/A	$1,492,460	($241,146)	$76	$99	($59,546,000)	($29,889,000)
2021	$3,913,187	$4,808,588	N/A	N/A	$1,543,590	$1,714,588	$236	$143	$17,721,000	$36,585,000
2020	$2,275,770	$7,318,108	N/A	N/A	$1,113,160	$2,996,248	$228	$118	$38,746,000	$61,448,000

(1)
The dollar amounts reported in column (b) and column (d) represent the amount of total compensation reported for the following Named Executive Officers for each corresponding covered fiscal year in the “Total” column of the Summary Compensation Table for each applicable fiscal year. Please refer to “
Executive Compensation—2023 Summary Compensation Table
.”

•	In column (b), PEO 1: Juergen Stark , our former CEO from September 2012 through June 30, 2023

•
In column (d), PEO 2:
Cris Keirn
, our SVP, Global Sales from March 2016 to March 2024 and Interim CEO from July 2023 to December 31, 2023; Mr. Keirn was not a Named Executive Officer from January 2020 through June 30, 2023

•	In column (f), Other Non-PEO Named Executive Officer (“Other NEO”) for fiscal 2020—2023: John Hanson, our CFO since September 2013

(2)
The dollar amounts reported in columns (c), (e) and (g) represent the amount of “compensation actually paid” to our PEO 1 (Mr. Stark), PEO 2 (Mr. Keirn) for 2023 only and our Other NEO (Mr. Hanson) as computed in accordance with Item 402(v) of Regulation
S-K
for each covered fiscal year, except Mr. Stark’s 2023 compensation actually paid reflects amounts paid under the Stark Separation Agreement – please refer to “
Executive Compensation—2023 Summary Compensation Table
” for more details. The dollar amounts do not reflect the actual amount of compensation earned or received by Messrs. Stark, Keirn or Hanson during the applicable fiscal year. Figures for compensation actually paid to our PEO 1 and Other NEO from 2020—2022 are different from the executive compensation disclosure reflected in our 2023 definitive proxy statement filed with the SEC on May 26, 2023 due to inadvertent miscalculations that excluded select

55

Pay Versus Performance

equity awards that were outstanding at year end. In accordance with the of Item 402(v) of Regulation
S-K,
the following adjustments were made to total compensation for each fiscal year to determine the “compensation actually paid” for PEO 1 and the Other NEO:

Year	Executive	Reported Summary Compensation Table Total	Reported Grant Date Fair Value of Equity Awards in Summary Compensation Table (a)	Equity Award Adjustments (b)	Compensation Actually Paid

2023	PEO 1 PEO 2 Other NEO	$6,443,582 $1,213,481 $1,126,919	$1,703,400 $ 460,658 $ 450,900	$3,004,565 $ 868,182 $ 878,168	$7,195,056 $1,496,725 $1,420,347

2022	PEO 1 Other NEO	$3,868,401 $1,492,460	$2,976,312 $ 972,884	($1,811,750) ($ 760,722)	($ 919,661) ($ 241,146)

2021	PEO 1 Other NEO	$3,913,187 $1,543,590	$2,743,000 $ 932,620	$3,638,401 $1,103,618	$4,808,588 $1,714,588

2020	PEO 1 Other NEO	$2,275,770 $1,113,160	$ 342,125 $ 333,025	$5,738,663 $2,216,113	$7,318,108 $2,996,248

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each covered fiscal year.

(b)
The equity award adjustments for each covered fiscal year include the addition (or subtraction, as applicable) to the applicable reported Summary Compensation Table Total of the following: (i) the year-end
fair value of any equity awards granted in the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (ii) the amount equal to the change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of any equity awards granted in prior fiscal years that are outstanding and unvested as of the end of the covered fiscal year; (iii) for equity awards that are granted and vest in same covered fiscal year, the fair value as of the vesting date; (iv) for equity awards granted in prior fiscal years for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; and (v) for equity awards that are granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year, the amount equal to the fair value at the end of the prior fiscal year. The 2020 through 2022 year-over-year values have been adjusted from last year’s disclosure to correct an inadvertent error. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Executive	Year End Fair Value of Equity Awards Granted in Covered Fiscal Year	Year over Year Change in Fair Value of Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in Covered Fiscal Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Fiscal Years that Vested in Covered Fiscal Year	Fair Value at End of Prior Fiscal Year of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions during Covered Fiscal Year	Total Equity Award Adjustments

2023	PEO 1 PEO 2 Other NEO	$ 0 $ 502,506 $ 492,750	$ 0 $ 182,606 $ 196,151	$1,866,600 $ 0 $ 0	$ 863,120 $ 120,929 $ 122,347	$ 274,845 $ 62,140 $ 66,920	$3,004,565 $ 868,182 $ 878,168

2022	PEO 1 Other NEO	$1,000,726 $ 329,677	($2,337,449) ($ 900,655)	$ 0 $ 0	($ 475,028) ($ 189,744)	$ 0 $ 0	($1,811,750) ($ 760,722)

2021	PEO 1 Other NEO	$2,226,000 $ 667,800	$ 99,477 $ 43,683	$ 0 $ 0	$1,312,923 $ 392,135	$ 0 $ 0	$3,638,401 $1,103,618

2020	PEO 1 Other NEO	$3,200,793 $1,530,814	$2,180,289 $ 627,722	$ 0 $ 0	$ 357,581 $ 57,577	$ 0 $ 0	$5,738,663 $2,216,113
Equity Award Valuations:
Stock option grant date fair values are calculated based on the Black-Scholes option pricing model as of date of grant. The valuation assumptions used to calculate the fair values of the stock options held by the PEO and the Other NEO that vested during or were outstanding and unvested as of the end of each covered fiscal year differed from those valuation assumptions disclosed at the time of grant in the following respects: the expected term assumptions varied from 3.59 years to 4.81 years, risk-free interest rate assumptions varied from 0.35% to 4.09% and the stock price volatility as
s
umptions varied from 61.13% to 64.63%, depending on the specific stock option the fair value which was being recalculated. Time-based RSU award grant date fair values are calculated using the stock price as of date of grant. The valuation assumptions used to calculate the fair values of the time-based RSU awards held
b
y the

2024 Proxy Statement	56

Pay Versus Performance

PEO and the Other NEO that vested during or were outstanding as of the end of each covered fiscal year have been adjusted using the stock price as of year-end
and as of each vesting date. PSU award grant date fair values are calculated using the stock price as of date of grant assuming target performance. The valuation assumptions used to calculate the fair values of the PSU awards held by the PEO and the Other NEO that were earned and vested during or were outstanding as of the end of each covered fiscal year have been adjusted using the stock price as of the year-end
and as of the end of each performance period.

(3)
Cumulative total stockholder return (“
TSR
”) is calculated by dividing the sum of the cumulative amount of dividends during the measurement period, assuming dividend reinvestment, and the difference between our share price at the end of the applicable measurement period and the beginning of the measurement period (December 31, 2019) by our share price at the beginning of the measurement period.

(4)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the S&P 500 Consumer Durables and Apparel Index, a published industry index.

(5)	The dollar amounts reported represent the amount of net income (loss) reflected in our audited financial statements for each covered fiscal year.

(6)
Refers to adjusted EBITDA, a
non-GAAP
financial measure, which is defined in our Annual Report on Form
10-K
as net income (loss) before interest, taxes, depreciation and amortization, stock-based compensation
(non-cash)
and certain
non-recurring
special items that we believe are not representative of core operations.

Financial Performance Measures
Our executive compensation program is designed to motivate our executive officers to achieve short-term and long-term results that are in the best interests of our stockholders and a long-term commitment to the Company. A significant portion of our compensation is in the form of incentive compensation, including equity-based awards, tied to rigorous financial and strategic goals. For the most recently completed fiscal year, our most important performance measures, in no particular order, were:

•	Adjusted EBITDA

•	Net Revenues

•	Console Headset Market Share

•	Next Fiscal Year Revenue Growth
These performance measures influence how we set our executive compensation levels, determine incentive plan payout decisions, and impact the value of the Company, which in turn is reflected in the compensation paid to our PEOs and the Other NEO.
Relationship Between Compensation Actually Paid and Performance Measures
The Pay Versus Performance table above and the charts below demonstrate that the compensation actually paid to our PEOs and the Other NEO was generally aligned with our performance based on the performance measures presented in the table o ver t
he covered fiscal years, including TSR, net income, and adjusted EBITDA.

57

Pay Versus Performance

Compensation Actually Paid and Company TSR
As demonstrated in the chart below, the amount of compensation actually paid to our PEOs and the Other NEO is generally aligned with our TS
R
. Given the weighting of equity-based compensation in our overall pay mix for the four covered fiscal years, our TSR performance materially impacted the compensation actually paid in 2023. The chart also compares our cumulative TSR to the cumulative TSR of our selected peer group for the four covered fiscal years.

2024 Proxy Statement	58

Pay Versus Performance

Compensation Actually Paid and Net Income
The chart below illustrates the correlation between compensation actually paid to our PEOs and the Other NEO against the Company’s GAAP net income. Our increased 2023 net income was driven by market share gains for both the console headset gaming and simulation products, coupled with proactive expense management and lower freight costs and promotional spending.
We do not use net income as a financial performance measure in our executive compensation program, but there is an indirect correlation between our profitability and compensation actually paid through the impact of adjusted EBITDA performance on pay outcomes as a measure in both our annual incentive plan and performance stock unit plan (expressed as a percentage of revenue).

59

Pay Versus Performance

Compensation Actually Paid and Adjusted EBITDA
The chart below compares the compensation actually paid to our PEOs and the Other NEO with our adjusted EBITDA performance, the financial performance measure that, in our assessment, represents the most important financial performance measure used by us to link compensation actually paid to our PEOs and the Other NEO for the most recently completed fiscal year, to our performance. Our compensation actually paid correlated with our adjusted EBITDA, which increased based on similar factors as noted above impacting net income, as well as restructuring expenses, CEO transition costs and additional stock-based compensation expense associated with the acceleration of vesting of the former CEO’s equity awards.

2024 Proxy Statement	60

Director Compensation

DIRECTOR COMPENSATION

To attract and retain qualified non-employee directors, the Company has established a formal program providing for a mix of cash retainer fees and equity awards. Our Compensation Committee reviews this compensation program, with assistance from Compensia, on a periodic basis to ensure the program remains aligned with competitive market best practices.

The following table lists compensation paid to all non-employee directors serving during 2023. Directors who are also employees of the Company receive no additional compensation for service as directors. Compensation for Mr. Stark, the former CEO, is reported in the 2023 Summary Compensation Table included in “Executive Compensation” above.

2023 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)

L. Gregory Ballard(3)	70,208	92,996	163,204

Terry Jimenez(4)	95,874	92,996	188,870

William E. Keitel(5)	44,577	24,495	69,072

Katherine L. Scherping(6)	77,917	92,996	170,913

Brian Stech(8)	30,591	24,495	55,086

Julia W. Sze(9)	65,104	92,996	158,100

Michelle D. Wilson(10)	61,406	92,996	154,402

Andrew Wolfe, Ph.D.(11)	72,728	92,996	165,724

William Wyatt(12)	46,163	83,600	129,763

(1)	Cash fees paid to our non-employee directors are described below.

(2)

Amounts in this column do not reflect actual compensation received by our non-employee directors. The “Stock Awards” column reports the aggregate grant date fair value of restricted stock granted to our non-employee directors during 2023 in accordance with FASB ASC Topic 718 and assume no forfeiture rate. These restricted stock awards are granted under the 2023 Plan, and the method for determining the number of shares subject to the grant is described below.

(3)	As of December 31, 2023, Mr. Ballard held 9,281 shares of restricted stock that were granted on April 1, 2023.

(4)	As of December 31, 2023, Mr. Jimenez held 9,281 shares of restricted stock that were granted on April 1, 2023.

(5)	Mr. Keitel was granted 9,281 shares of restricted stock on April 1, 2023, but a pro-rata amount of such grant, 2,441 shares, was accelerated after his resignation from the Board on July 6, 2023.

(6)	As of December 31, 2023, Ms. Scherping held 9,281 shares of restricted stock that were granted on April 1, 2023.

(8)	Mr. Stech was granted 9,281 shares of restricted stock on April 1, 2023, but a pro-rata amount of such grant, 2,441 shares, was accelerated after his resignation from the Board on July 6, 2023.

(9)	As of December 31, 2023, Ms. Sze held 9,281 shares of restricted stock that were granted on April 1, 2023.

(10)	As of December 31, 2023, Ms. Wilson held 9,281 shares of restricted stock that were granted on April 1, 2023.

(11)	As of December 31, 2023, Mr. Wolfe held 9,281 shares of restricted stock that were granted on April 1, 2023.

(12)	As of December 21, 2022, Mr. Wyatt held 7,295 shares of restricted stock that were granted May 8, 2023. Mr. Wyatt’s compensation was pro-rated for 2023 as he joined the Board on May 8, 2023.

Our non-employee directors receive a standard annual cash retainer fee, in addition to special fees for serving as a member of a Board committee or the chair of a Board committee. In July 2023, the Compensation Committee reviewed and adjusted the amounts of the Board Chair and Nominating and Governance Committee cash retainers; no changes were made to the other cash retainers. Upon establishment of a Value Enhancement Committee, which replaced the Strategic Committee, and CEO Search Committee, cash retainer amounts were approved and are in effect only during the time period that these Committees are functioning.

61

Director Compensation

Pay Element	Jan. – June 30, 2023	July 1 – Dec. 31, 2023

Annual Cash Retainer Fee (other than the Chair of the Board)	$50,000	$50,000

Supplemental Annual Cash Lead Director and Committee Fees:

• Chair of the Board (when not an executive of the Company)	$80,000	$40,000

• Lead Independent Director	$25,000	N/A

• Audit Committee-Chairperson	$20,000	$20,000

• Audit Committee-Other Members	$10,000	$10,000

• Compensation Committee-Chairperson	$15,000	$15,000

• Compensation Committee-Other Members	$7,500	$7,500

• Nominating and Governance Committee-Chairperson	$10,000	$15,000

• Nominating and Governance Committee-Other Members	$5,000	$7,500

• Strategic Committee-Chairperson	$15,000	N/A

• Strategic Committee-Other Member	$7,500	N/A

• Value Enhancement Committee-Chairperson	N/A	$20,000

• Value Enhancement Committee-Member	N/A	$10,000

• CEO Search Committee-Chairperson	N/A	$10,000

• CEO Search Committee-Member	N/A	$5,000

There are no Board or committee meeting attendance fees. Our non-employees directors are reimbursed by the Company for travel and expenses they incur in connection with their service on the Board and its committees.

In addition to the cash fees described above, the Company intends to continue to grant certain equity awards to our non-employee directors. Upon initial election or appointment of a non-employee director to the Board, the Compensation Committee grants a pro-rated award of restricted stock equal to the annual value awarded to non-employee directors. This initial grant of restricted stock vests on the same vesting date as the last annual award for the existing directors. In addition, in 2023, each non-employee director received a grant of restricted stock having a grant date fair market value of approximately $93,000. The annual grant of restricted stock vests on the first anniversary of the grant date.

We maintain stock ownership guidelines for our non-employee directors and our CEO. The ownership guidelines require each non-employee director to own shares of our Common Stock and vested awards with a value equal to three times the value of the annual cash retainer payable to a director. Our non-employee directors are required to attain such stock ownership goal no later than five years from the date the guidelines were adopted or on which they first were appointed to the Board.

In addition, the total value of compensation granted to any non-employee director cannot exceed $750,000 in any calendar year, except that the limit would be increased to $1,250,000 for the calendar year during which an individual becomes a non-employee director. The total value of the compensation to a non-employee director serving as a Chair of the Board cannot exceed $1,250,000 in any calendar year.

2024 Proxy Statement	62

Certain Relationships and Related Party Transactions

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company maintains a policy that the Audit Committee review certain transactions in which the Company and its directors, executive officers or their immediate family members are participants to determine whether a related person has a direct or indirect material interest. The Audit Committee is responsible for reviewing and, if appropriate, approving or ratifying any such related party transaction. This policy is included in our Audit Committee charter, and we consider it part of our conflicts of interest section of our Corporate Governance Principles and Guidelines.

In determining whether to approve, disapprove or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, (1) whether the transaction is on terms no less favorable to the Company than terms that would otherwise be generally available to the Company if the transaction was entered into under the same or similar circumstances with a party unaffiliated with the Company and (2) the extent of the interest of the related party in the transaction.

Except as set forth below, none of our directors are a party to any agreement or arrangement relating to compensation provided by a third party in connection with their service on the Board that would be required to be disclosed pursuant to the Nasdaq listing rules or the Exchange Act.

The Donerail Group LP

Pursuant to the Cooperation Agreement, among other things, at each annual or special meeting of the Company’s stockholders during the term of the Cooperation Agreement, Donerail has agreed to vote the shares of the Common Stock then held by it in accordance with the Board’s recommendations on all proposals other than proposals with respect to extraordinary transactions. Moreover, other than with respect to certain proposals relating to Board composition, if Institutional Shareholder Services, Inc. (“ISS”) or Glass Lewis & Co. (“Glass Lewis”) recommends differently from the Board, Donerail may vote in accordance with the recommendation of either ISS or Glass Lewis.

Donerail has also agreed to certain customary standstill provisions during the term of the Cooperation Agreement prohibiting it from, among other things, (i) purchasing or otherwise acquiring ownership of any securities of the Company as a result of which Donerail would beneficially own more than 9.9% of the Common Stock, subject to certain limited exceptions, (ii) selling, assigning, transferring or disposing of any shares of Common Stock to any third party if it would result in the third party owning more than 4.9% of the outstanding shares of Common Stock at such time or if it would increase the ownership of a third party owning more than 4.9% of the outstanding shares of Common Stock, (iii) taking certain actions to change or influence the Board, Company management or the direction of certain Company matters, (iv) soliciting proxies, (v) forming, joining or participating in any group or agreement with respect to any voting securities of the Company, (vi) advising, influencing or encouraging any person with respect to the voting of any securities of the Company, (vii) making any request for the Company’s stockholder list materials or other books and records, (viii) making certain announcements regarding the Company’s transactions, (ix) initiating, making or knowingly participating in any extraordinary transactions, and (x) exercising certain stockholder rights.

The Cooperation Agreement will terminate upon five business days’ written notice by either party. Notwithstanding the foregoing, the Cooperation Agreement will terminate immediately upon the entry by the Company into any extraordinary transaction, including a merger, sale or recapitalization of the Company. Each of the Company and Donerail has the right to terminate the Cooperation Agreement earlier if the other party commits a material breach of the Cooperation Agreement and such breach is impossible to cure or, if capable of being cured, is not cured within a reasonable amount of time.

Under the Cooperation Agreement, Donerail had the right to designate new directors to serve on the Board (the “New Directors”) and Donerail maintains certain rights to designate candidates to replace the New Directors should certain directors cease to serve as a member of the Board during the term of the Cooperation Agreement; provided that Donerail will no longer have the right to designate such replacement candidates if Donerail ceases to beneficially own, in the aggregate, at least 2.0% of the outstanding shares of Common Stock.

63

Certain Relationships and Related Party Transactions

PDP Holdings LLC

On March 13, 2024, the Company entered into a merger agreement (the “Merger Agreement”), by and among Tide Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, Tide Acquisition Sub II, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company, FSAR Holdings, Inc. (“FSAR”), a Delaware corporation, and PDP Holdings, LLC, a Delaware limited liability company (the “Seller”). Pursuant to the Merger Agreement, the Company acquired all the issued and outstanding equity of PDP, for consideration valued at $118 million, structured as a merger between a subsidiary of the Company and FSAR, the then parent of PDP (the “Transaction”). Consideration for the Transaction consisted of the issuance of 3.45 million shares of Common Stock (the “Stock Consideration”) and approximately $79.9 million in cash, subject to customary post-closing adjustments.

Mr. Muscatel received approximately $1,458,357 in cash at the closing of the Transaction and may receive up to approximately $203,530 upon the resolution of post-closing adjustments related to the net working capital of PDP. In addition, Mr. Muscatel’s ownership interest in the Seller may entitle him to receive a portion of any proceeds from the Stock Consideration, such portion valued at approximately $1,541,693 based on the closing price of the Common Stock on March 13, 2024.

In connection with the Merger Agreement, the Company simultaneously entered into a stockholder agreement (the “Stockholder Agreement”) with the holders of the Stock Consideration (the “Diversis Stockholder”) pursuant to which the Diversis Stockholder received two demand registration rights to request that the Company register with the SEC the sale of all or part of the Stock Consideration following a lock-up period that expires nine months after the date of the acquisition, and piggy-back registration rights in the event the Company proposes to register under the Securities Act of 1933, as amended, the issuance or sale of any of its securities. The Diversis Stockholder also has the right to annually designate one candidate to the Board for so long as the Diversis Stockholder continues to hold 10% or more of the outstanding shares of Common Stock. Mr. Muscatel was the first candidate designated by the Diversis Stockholder. The Diversis Stockholder also agreed to take certain actions to further support the Company’s ongoing operations, including to vote in favor of the Board’s directorship nominees and refrain from engaging in solicitations or proxies in opposition to such nominees.

2024 Proxy Statement	64

Delinquent Section 16(a) REPORTS

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of such equity securities of the Company. We believe, based solely upon the reports filed with the SEC and written representations regarding reports required during the fiscal year ended December 31, 2023, no executive officer or director of the Company failed to file reports required by Section 16(a) on a timely basis, except for a late Form 4 filing by Mr. L. Gregory Ballard on April 25, 2023, reporting three transactions completed by Mr. Ballard on April 20, 2023.

HOUSEHOLDING

Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the proxy statement or annual report, contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.

In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered stockholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address.

OTHER BUSINESS

The Company is not aware of any other matters that will be presented for stockholder action at the Annual Meeting. If other matters are properly introduced, the person named as proxy in the accompanying form of proxy will vote the shares they represent as recommended by the Board (to the extent permitted by Rule 14a-4(c) of the Exchange Act).

65

TURTLE BEACH CORPORATION 44 SOUTH BROADWAY, 4TH FLOOR WHITE PLAINS, NY 10601

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 10, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/HEAR2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 10, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V49452-P10542      KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —— — —— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TURTLE BEACH CORPORATION

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	For	Against	Abstain

1a. Terry Jimenez	☐	☐	☐

1b. L. Gregory Ballard	☐	☐	☐

1c. Cris Keirn	☐	☐	☐

1d. David Muscatel	☐	☐	☐

1e. Katherine L. Scherping	☐	☐	☐

1f. Julia W. Sze	☐	☐	☐

1g. Andrew Wolfe, Ph.D.	☐	☐	☐

1h. William Wyatt	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

The Board of Directors recommends you vote FOR the following proposals 2 and 3.		For	Against	Abstain

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐

3.	An advisory vote on the compensation of our named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Virtual Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — —— — —— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

V49453-P10542

TURTLE BEACH CORPORATION

Virtual Annual Meeting of Stockholders

June 11, 2024 12:00 PM ET

This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Terry Jimenez and John T. Hanson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TURTLE BEACH CORPORATION that the stockholder(s) is/are entitled to vote at the Virtual Annual Meeting of Stockholders to be held at 12:00 PM ET, on June 11, 2024, virtually at www.virtualshareholdermeeting.com/HEAR2024, and any postponements, continuations, or adjournments thereof with all powers which the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side and in accordance with the instructions indicated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD’S RECOMMENDATIONS ON ALL MATTERS LISTED ON THIS PROXY, AS FOLLOWS. “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED UNDER ITEM ONE, AND “FOR” EACH OF THE PROPOSALS UNDER ITEMS TWO AND THREE. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

This proxy has been solicited by or for the benefit of the Board of Directors of the Company. I understand that I may revoke this proxy by delivering another proxy with a later date, by voting again via the Internet or by telephone, by delivering written notice of revocation of proxy to the Secretary of the Company at the Company’s principal executive offices before the beginning of the Virtual Annual Meeting, or by attending the Virtual Annual Meeting and voting virtually.

Continued and to be signed on reverse side